Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333- 212571

February 3, 2017

BARCLAYS

Equities

US ETF & ETN Guide[1]

January 2017

1,967 US listed products

Total $2,619bn in ETF assets and ETNs issued

Exchange Traded Funds (ETFs)

Equities	Assets (bn)	Page
US Indices: Broad-Based Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based, Small Cap Broad-Based, Micro Cap Broad-Based	$729.5	1
US Indices: Value Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value	$134.1	1
US Indices: Growth Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth	$121.5	1
Sectors Consumer Discretionary, Consumer Staples, Energy, Financials, Healthcare, Industrials, Materials, Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water and Clean Energy	$381.0	2
International Global, Asia Pacific, Europe, North America, Emerging Markets – Regional, Emerging Markets – General	$407.0	5
Leveraged – Equities	$17.2	7
Inverse – Equities	$12.5	7
Dividend Domestic, International	$147.4	8
FICC		
Fixed Income US Credit, US Government, Aggregate and Other, International, Municipal	$407.3	11
Commodities	$56.9	12
Currencies	$2.1	13
Leveraged – FICC	$2.5	13
Inverse – FICC	$4.6	13
Specialty		
Active	$30.7	15
Fundamental	$19.6	16
Life Cycle and Allocation	$2.6	16
Long/Short	$0.7	16
Quantitative Domestic, International	$76.7	16
Other	$43.0	19

Exchange Traded Notes (ETNs)

Commodities General, Specific	$3.4	21
Currencies	$0.0	21
Leveraged/Inverse	$7.8	21
Volatility	$2.5	22
Other	$8.4	22

Contacts

Index and Portfolio Desk Analysts

Gabi Baez
+1 212 526 9374
gabriela.baez@barclays.com

Laura Magnani
+1 212 526 0383
laura.magnani@barclays.com

Trading

William Prager
+1 212 526 8979
william.prager@barclays.com

Ryan Laffey
+1 212 526 8979
ryan.laffey@barclays.com

[1] All data and product names in this guide are derived from Bloomberg, FAME; as of January 11, 2017. Full product names can be obtained in the relevant prospectuses relating to the products. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners.

This is not a product of Barclays Research. This is a product of Barclays Desk Analysts and Trading. For Institutional and Professional Investors only. Not intended for retail customer use.

For the most current data on the equity derivatives markets, as well as online access to world-class analytics tools, please visit the VolCenter US on Barclays Live at live.barclays.com (keyword: VolCenterUS).

Exchange Traded Funds (ETFs) Equities

Equities

US Indices: Broad-Based

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Total Market Broad-Based					
VTI	Vanguard Total Stock Mkt	CRSPTMT	$71,245	$266.1	✓
SCHB	Schwab US Broad Market	DW25T	7,882	32.8	✓
IWV	iShares Russell 3000	RU30INTR	7,206	32.5	✓
ITOT	iShares Core S&P Total Mkt	SPTRTMI	6,538	34.8	✓
VXF	Vanguard Extended Market	SPTRCMI	4,473	37.0	✓
IYY	iShares DJ US Index	DJUST	1,038	3.3	
ONEQ	Fidelity NASDAQ Composite	CCMP	830	5.2	
VUSE	Vident Core US Equity	VCUSX	513	0.8	
THRK	SPDR Russell 3000	RU30INTR	400	1.7	
VTHR	Vanguard Russell 3000	RU30INTR	304	0.8	
CNTR	PwrShrs Contrarian Opportun	DJCNTRAT	3	0.0	
Large Cap Broad-Based					
SPY	SPDR S&P 500	SPXT	$226,222	$18,600.2	✓
IVV	iShares S&P 500	SPTR	92,004	807.6	✓
VOO	Vanguard S&P 500	SPTR	58,374	440.4	✓
IWB	iShares Russell 1000	RU10INTR	17,161	129.2	✓
DIA	SPDR DJ Indust Avg	INDU	15,397	637.4	✓
RSP	Guggenheim S&P 500 EW	SPXEWTR	12,216	85.4	✓
VV	Vanguard LC	CRSPLCT	8,629	21.7	✓
SCHX	Schwab US LC	DWLT	7,344	30.9	✓
OEF	iShares S&P 100	SPTR100	4,478	51.0	✓
MGC	Vanguard Mega Cap	CRSPMET	1,107	2.7	✓
VONE	Vanguard Russell 1000	RU10INTR	719	2.6	
JKD	iShares Mrngstr LC	MLCRT	708	1.7	
XLG	Guggenheim S&P 500 Top 50	SP5T5	607	1.9	
EQAL	PowerShares R1000 Equal Wgt	RU1ELCTR	182	1.6	
ONEK	SPDR Russell 1000	RU10INTR	117	0.5	
IWL	iShares Russell T200	RUTPINTR	103	0.4	
EUSA	iShares MSCI USA EW	M2CXBRD	99	0.5	
SPXE	Proshares SP500 Ex-Energy	SPXXEGP	9	0.0	
OEW	Guggenheim S&P 100 EW	SPOEXEUT	4	0.0	
SPXV	Proshares SP500 Ex-HC	SPXXHCT	1	0.0	
SPXN	Proshares SP500 Ex-Finl	SPXXFINT	1	0.0	
SPXT	Proshares SP500 Ex-Tech	SPXXTTST	1	0.0	
Mid Cap Broad-Based					
IJH	iShares S&P MC 400	SPTRMDCP	$36,219	$206.8	✓
MDY	SPDR S&P MC 400	SPTRMDCP	19,580	400.5	✓
VO	Vanguard MC	CRSPMIT	17,092	57.5	✓
IWR	iShares Russell MC	RUMCINTR	14,556	39.9	✓
SCHM	Schwab US MC	DWMT	2,935	13.3	✓
JKG	iShares Mrngstr MC	MMCRT	664	2.7	
IVOO	Vanguard S&P MC 400	SPTRMDCP	601	2.5	
SMD	SPDR S&P 1000	SPK	166	1.3	
EWMC	Guggenheim S&P MC 400 EW	MIDEWI	123	0.6	
Small Cap Broad-Based					
IWM	iShares Russell 2000	RU20INTR	$39,093	$3,516.0	✓
IJR	iShares S&P SC 600	SPTRSMCP	27,423	173.6	✓
VB	Vanguard SC	CRSPSCT	16,532	88.1	✓
SCHA	Schwab US SC	DWST	4,771	24.1	✓
VTWO	Vanguard Russell 2000	RU20INTR	918	7.4	✓
SLY	SPDR S&P SC 600	SPTRSMCP	655	2.9	
VIOO	Vanguard S&P SC 600	SPTRSMCP	516	3.0	
PSC	Principal US Small Cap	NQUSSLT	247	0.1	
JKJ	iShares Mrngstr SC	MSCRT	236	0.7	
TWOK	SPDR Russell 2000	RU20INTR	169	1.5	
EWSC	Guggenheim S&P SC 600 EW	SMLEWI	33	0.4	

US Indices: Broad-Based (continued)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Micro Cap Broad-Based					
IWC	iShares Micro-cap	RUMRINTR	$857	$4.0	✓
FDM	First Trust DJ Sel MicroCap	DJSMT	123	0.9	
WMCR	Wilshire Micro-Cap	W5KMICRO	27	0.1	
PZI	PwrShrs Zacks MicroCap	ZAX	26	0.1	

US Indices: Value

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Total Market Value					
IUSV	iShrs Core Russell US Val	RU30VATR	$1,260	$9.3	
Large Cap Value					
IWD	iShares Russell 1000 Value	RU10VATR	$34,857	$268.1	✓
VTV	Vanguard Value	CRSPLCVT	27,561	103.4	✓
IVE	iShares S&P 500 Value	SPTRSVX	12,969	89.7	✓
SCHV	Schwab US LC Value	DWLVT	2,926	13.2	✓
MGV	Vanguard Mega Cap Value	CRSPMEVT	1,512	4.7	✓
RPV	Guggenheim S&P 500 PureVal	SPXPV	944	9.4	✓
VONV	Vanguard Russell 1000 Val	RU10VATR	895	3.6	
VOOV	Vanguard S&P 500 Val	SPTRSVX	628	2.5	
JKF	iShares Mrngstr LC Value	MLVLT	358	1.0	
SPYV	SPDR S&P 500 Value	SPTRSVX	299	1.4	
IWX	iShares Russell T200 Value	RUTPVATR	208	0.7	
Mid Cap Value					
IWS	iShares Russell MC Value	RUMCVATR	$9,369	$46.5	✓
VOE	Vanguard MC Value	CRSPMIVT	6,619	29.1	✓
IJJ	iShares S&P MC 400 Value	SPTRMV	5,990	32.7	✓
IVOV	Vanguard S&P MC 400 Val	SPTRMV	610	2.5	
MDYV	SPDR S&P MC 400 Value	SPTRMPV	354	3.0	
JKI	iShares Mrngstr MC Value	MMVLT	345	1.8	
RFV	Guggenheim S&P 400 PureVal	SPTRMPV	217	1.1	
Small Cap Value					
VBR	Vanguard SC Value	CRSPSCVT	$10,173	$46.3	✓
IWN	iShares Russell 2000 Value	RU20VATR	8,988	182.9	✓
IJS	iShares S&P SC 600 Value	SPTRSV	4,905	27.1	✓
SLYV	SPDR S&P SC 600 Value	SPTRSV	982	6.2	
JKL	iShares Mrngstr SC Value	MSVLT	472	1.5	
RZV	Guggenheim S&P 600 PureVal	SPTRSPV	288	1.7	
VIOV	Vanguard S&P SC 600 Val	SPTRSV	203	1.6	
VTWV	Vanguard Russell 2000 Val	RU20VATR	171	1.1	

US Indices: Growth

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Total Market Growth					
IUSG	iShrs Core Russell US Gro	RU30GRTR	$1,328	$11.4	
Large Cap Growth					
IWF	iShares Russell 1000 Gro	RU10GRTR	$32,265	$196.7	✓
VUG	Vanguard Growth	CRSPLCGT	23,700	70.2	✓
IVW	iShares S&P 500 Growth	SPTRSGX	15,321	79.7	✓
SCHG	Schwab US LC Growth	DWLGT	3,453	13.1	✓
MGK	Vanguard Mega Cap Growth	CRSPMEGT	2,383	8.1	✓
RPG	Guggenheim S&P 500 PureGro	SPTRXPG	1,854	10.0	✓
VOOG	Vanguard S&P 500 Growth	SPTRSGX	1,236	5.3	
VONG	Vanguard Russell 1000 Gro	RU10GRTR	855	3.7	
JKE	iShares Mrngstr LC Growth	MLGRT	735	2.5	
IWY	iShares Russell T200 Growth	RUTPGRTR	696	2.2	
SPYG	SPDR S&P 500 Growth	SPTRSGX	688	4.3	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.

* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide January 2017 | 1

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
US Indices: Growth (continued)					
Mid Cap Growth					
IWP	iShares Russell MC Growth	RUMCGRTR	$6,890	$27.8	✓
IJK	iShares S&P MC 400 Growth	SPTRMG	5,814	24.8	✓
VOT	Vanguard MC Growth	CRSPMICT	3,683	12.9	✓
IVOG	Vanguard S&P MC 400 Gro	SPTRMG	576	1.8	
RFG	Guggenheim S&P 400 PureGro	SPTRMPG	537	1.6	
MDYG	SPDR S&P MC 400 Growth	SPTRMG	480	2.7	
JKH	iShares Mrngstr MC Growth	MMGRT	199	0.6	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Small Cap Growth					
IWO	iShares Russell 2000 Gro	RU20GRTR	$7,356	$118.1	✓
VBK	Vanguard SC Growth	CRSPSCGT	5,453	28.9	✓
IJT	iShares S&P SC 600 Growth	SPTRSG	4,162	25.1	✓
SLYG	SPDR S&P SC 600 Growth	SPTRSG	1,120	5.5	
VIOG	Vanguard S&P SC 600 Gro	SPTRSG	207	1.3	
RZG	Guggenheim S&P 600 PureGro	SPTRSPG	175	0.8	
VTWG	Vanguard Russell 2000 Gro	RU20GRTR	173	1.0	
JKK	iShares Mrngstr SC Growth	MSGRT	112	0.4	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors					
Consumer Discretionary					
XLY	Cons Discret Sector SPDR	IXYTR	$11,689	$424.9	✓
VCR	Vanguard Cons Discret	M5US5CDI	2,104	11.1	✓
ITB	iShares US Home Constr	DJSHMBT	1,154	70.4	✓
XHB	SPDR S&P Homebuilders	SPSIHOTR	1,124	74.2	✓
IYC	iShares US Cons Svcs	DJUSCYT	828	6.8	
XRT	SPDR S&P Retail	SPSIRETR	634	199.5	✓
FXD	First Trust Cons Discr	STRQCD	531	24.7	✓
RXI	iShares Glb Cons Discr	SPG12CDN	353	1.7	
FDIS	Fidelity MSCI Cons Discret	M2USOCDI	236	2.8	
PKB	PwrShrs Dyn Build & Constr	DWCTR	229	3.1	
PEJ	PwrShrs Dyn Leisure & Ent	DZLTR	135	1.6	
RTH	VanEck Vectors Retail	MVRTHTR	94	1.3	✓
PBS	PowerShares Dyn Media	DZMTR	86	0.5	
RCD	Guggenheim S&P 500 EW CD	SPXEWCD	85	0.8	
PSCD	PwrShr S&P SC Cons Dis	SPSU6CDT	65	0.5	
PEZ	PwrShrs DWA Cons Cycl Mom	DWCCTRR	28	0.4	✓
CARZ	Frst Trst NASDAQ Global Auto	QAUTO	24	0.2	
PMR	PowerShares Dyn Retail	DWRTR	21	0.2	
BJK	VanEck Vectors-Gaming	MVBJKTR	19	0.2	✓
IPD	SPDR S&P Intl Cons Discret	SPBMUCUT	13	0.0	
FTXD	First Trust Nasdaq Retail	NQSSRE	2	0.0	
MENU	USCF Restaurant Leaders	IMENU	2	0.0	
XD	Elkhorn S&P MC Cons Discr	SPMU4CDT	2	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Consumer Staples					
XLP	Cons Staples Sector SPDR	IXRTR	$8,418	$687.2	✓
VDC	Vanguard Cons Staples	M5US5CSI	3,314	18.2	✓
FXG	First Trust Cons Staples	STRQCS	742	25.8	✓
KXI	iShares Glb Cons Stap	SPG12CSN	568	2.1	✓
IYK	iShares US Cons Goods	DJUSNCT	534	7.3	
RHS	Guggenheim S&P 500 EW CS	SPXEWCS	505	7.3	
FSTA	Fidelity MSCI Cons Staples	M1USOCSI	232	2.7	
PBJ	PwrShrs Dyn Food & Bev	DZFTR	151	1.8	
PSL	PwrShrs DWA Cons Stap Mom	DWCSTR	86	2.5	✓
PSCC	PwrShr S&P SC Cons St	SPSU6CST	61	1.6	
IPS	SPDR S&P Intl Cons Stap	SPBMU3UT	36	0.2	
FTXG	FT Nasdaq Food & Bev	NQSSFB	5	0.1	
WSKY	Spirited Fds/ETFMG Whiskey	WSKYTR	2	0.1	
XS	Elkhorn S&P MC Cons Stap	SPMU4CST	2	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Energy					
XLE	Energy Sector SPDR	IXETR	$17,557	$1,058.0	✓
VDE	Vanguard Energy	M5US5ENI	4,427	25.7	✓
XOP	SPDR S&P Oil & Gas E&P	SPSIOPTR	2,126	614.0	✓
FXN	First Trust Energy	STRQEN	1,638	17.1	✓
IYE	iShares US Energy	DJUSENT	1,360	48.1	✓
OIH	VanEck Vectors Oil Service	MVOIHTR	1,263	148.6	✓
IXC	iShares Glb Energy	SPG12CEN	1,109	9.1	✓
FENY	Fidelity MSCI Energy	M2US0ENI	530	3.9	✓
IEO	iShares US O&G E&P	DJSOEPT	385	6.3	✓
XES	SPDR S&P O&G Equip&Svcs	SPSIOSTR	367	9.7	✓
RYE	Guggenheim S&P 500 EW Ener	SPXEWEN	317	3.5	
IEZ	iShares US Oil Eqp&Svc	DJSOEST	272	2.1	✓
FCG	First Trust Natural Gas	FUM	245	15.4	✓
PXI	PwrShrs DWA Energy Mom	DWENTR	233	1.8	✓
KOL	VanEck Vectors-Coal	MVKOLTR	107	2.3	✓
PSCE	PwrShr S&P SC Energy	SPSU6ET	98	0.9	
PXE	PwrShrs Dyn Energy E&P	DWETR	65	0.3	
FRAK	VE Vctrs Unconventional O&G	MVFRAKTR	58	0.4	✓
TPYP	Tortoise NorthAmer Pipeline	TNAP	56	0.3	
PXJ	PwrShrs Dyn Oil & Gas Svcs	DWOTR	56	0.3	✓
IPW	SPDR S&P Intl Energy	SPBMU1UT	42	0.7	
FILL	iShrs MSCI Glb Energy Prod	M1WDSEPI	39	0.2	
NLR	VE Vect Uran + Nuclear En	MVNLRTR	34	0.1	
ENY	Guggenheim Canada Energy	SPTXHUTR	29	0.1	
IOIL	IQ Global Oil SC	IQSMOILT	4	0.0	
CRAK	VanEck Vectors Oil Refiners	MVCRAKTR	3	0.0	
FTXN	FT Nasdaq Oil & Gas	NQSSOG	2	0.0	
CHIE	Global X China Energy	CHIE	2	0.0	
XE	Elkhorn S&P MC Energy	SPMU4ET	2	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Financials					
XLF	Financial Sector SPDR	IXMTR	$23,515	$1,313.0	✓
VFH	Vanguard Financials	M5US5FNI	5,068	40.5	✓
KRE	SPDR S&P Regional Bank	SPSIRBKT	3,722	296.7	✓
KBE	SPDR S&P Bank	SPSIBKT	3,260	124.9	✓
IYF	iShares US Financial	DJUSFNT	1,837	44.3	✓
IYG	iShares US Finan Svcs	DJUSFV	1,144	14.4	✓
FXO	First Trust Financial	STRQFN	993	9.6	✓
KIE	SPDR S&P Insurance	SPSIINST	876	11.7	✓
IAT	iShares US Reg Banks	DJSRBKT	656	8.6	✓
KBWB	PowerShares KBW Bank	BKXTR	655	19.5	✓
FNCL	Fidelity MSCI Financials	M2USOFNI	635	6.2	✓
EUFN	iShares MSCI Europe Fin	NDRUFNCL	600	13.1	✓
IXG	iShares Glb Financials	SPG12CFN	441	4.0	
QABA	Frst Trst NQ ABA Comm Bk	ABQI	412	3.0	✓
RYF	Guggenheim S&P 500 EW Fin	S40	359	3.6	
KBWR	PowerShares KBW Reg Bank	KRXTR	252	1.8	
PSCF	PwrShr S&P SC Finance	SPSU6FT	244	1.1	
IAI	iShrs US Brkr Dlrs&Sec Exch	DJSINVT	194	2.0	✓
IAK	iShares US Insurance	DJSINST	143	1.2	
PFI	PwrShrs DWA Financial Mom	DWFNTR	102	1.0	
KBWP	PowerShares KBW Prop&Cas	KPXTR	83	0.8	
KCE	SPDR S&P Capital Markets	SPSICMT	83	0.7	✓
DXJF	WsdmTree Japan Hedg Finans	WTJFHT	79	0.9	
RWW	Oppenheimer Finl Sect Rev	REVWFINT	29	0.2	
CHIX	Global X China Financials	CHIF	28	0.3	✓
FTXO	First Trust Nasdaq Bank	NQSSBA	12	0.3	
IPF	SPDR S&P Intl Financials	SPBMU4UT	6	0.0	
XF	Elkhorn S&P MC Financials	SPMU4FIT	2	0.1	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.
* Opt. denotes US listed options trading available on the underlying security.

2 | US ETF & ETN Guide January 2017

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Healthcare					
XLV	Health Care Sector SPDR	IXVTR	$14,387	$667.5	✓
IBB	iShares Nasdaq Biotech	XNBI	7,949	453.1	✓
VHT	Vanguard Health Care	M5US5HCI	5,644	32.6	✓
XBI	SPDR S&P Biotech	SPSIBITR	2,695	411.8	✓
IYH	iShares US Healthcare	DJUSHCT	1,776	22.0	✓
IXJ	iShares Glb Healthcare	SPG12CHN	1,400	8.4	✓
IHI	iShares US Med Equip	DJSMDQT	1,005	21.0	✓
FXH	First Trust Health Care	STRQHC	887	9.2	✓
FBT	Frst Trst NYSE Arca Biotech	BTK	844	7.5	✓
PJP	PowerShares Dyn Pharma	DZRTR	834	8.8	✓
IHE	iShares US Pharmaceut	DJSPHMT	756	5.9	✓
BBH	VanEck Vectors Biotech	MVBBHTR	639	9.4	✓
FHLC	Fidelity MSCI Health Care	M2USOHCI	624	5.2	✓
IHF	iShares US HC Providers	DJSHCPT	514	11.2	✓
XPH	SPDR S&P Pharmaceuticals	SPSIPHTR	491	8.6	✓
RYH	Guggenheim S&P 500 EW HC	SPXEWHC	482	3.6	✓
PPH	VanEck Vectors Pharma	MVPPHTR	279	6.1	✓
PBE	PwrShr Dyn Biotech & Gen	DZOTR	233	1.2	
PSCH	PwrShr S&P SC Healthca	SPSU6HCT	185	1.1	✓
XHS	SPDR S&P HC Srvs	SPSIHPTR	109	2.4	
XHE	SPDR S&P HC Equipment	SPSIHETR	77	1.3	
PTH	PwrShrs DWA Healthcare Mom	DWHCTR	62	0.5	✓
IRY	SPDR S&P Intl Health Care	SPBMUHUT	49	0.6	
BBP	BioShares Biotech Products	LSCIBP	33	0.4	
CNCR	Loncar Cancer Immunotherapy	LCINDX	22	0.2	
BBC	BioShrs Biotech Clinic Trial	LSCIBC	19	0.3	
DXJH	WsdmTree Japan Hedg HC	WTJHCHT	7	0.2	
GNRX	VanEck Vect Generic Drugs	IGNRXT	6	0.0	
BTEC	Principal HC Innovators	NQHCINT	6	0.1	
FTXH	First Trust Nasdaq Pharma	NQSSPH	2	0.0	
XH	Elkhorn S&P MC Health Care	SPMU4HCT	2	0.0	
Industrials					
XLI	Industrial Sector SPDR	IXITR	$10,866	$636.6	✓
VIS	Vanguard Industrials	M5US5INI	2,812	16.7	✓
ITA	iShares US Aerosp & Def	DJSASDT	1,875	23.2	
FXR	First Trust Industrials	STRQIN	1,475	17.2	✓
IYT	iShares Transportation	DJTTR	1,067	48.4	✓
IYJ	iShares US Industrial	DJUSINT	1,041	13.5	✓
PPA	PwrShrs Aerospace & Def	DXSTR	456	4.2	
XAR	SPDR S&P Aero & Def	SPSIADTR	421	6.8	✓
FIDU	Fidelity MSCI Industrials	M2USOINI	278	2.6	
XTN	SPDR S&P Transportation	SPSITNTR	255	3.3	
EXI	iShares Glb Industrial	SPG12CIN	200	1.1	
RGI	Guggenheim S&P 500 EW Inds	SPXEWIN	187	2.4	
PRN	PwrShrs DWA Industr Momen	DWIDXTR	144	1.4	✓
PSCI	PwrShr S&P SC Indust	SPSU6IT	84	0.5	
JETS	US Global Jets	JETSX	68	1.0	✓
DXJC	WsdmTree Japan Hedg CapGds	WTJCGHT	27	0.3	
IPN	SPDR S&P Intl Industrials	SPBMU2UT	18	0.2	
CHII	Global X China Industrials	CHII	4	0.0	
FTXR	FT Nasdaq Transportation	NQSSTR	2	0.0	
XI	Elkhorn S&P MC Industrials	SPMU4IT	2	0.0	
Materials					
GDX	VanEck Vectors Gold Miners	GDMNTR	$10,523	$1,958.7	✓
GDXJ	VE Vect Junior Gold Miners	MVGDXJTR	4,261	795.2	✓
XLB	Materials Sector SPDR	IXBTR	3,753	241.2	✓
VAW	Vanguard Materials	M5US5MTI	1,727	11.7	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Materials (continued)					
XME	SPDR S&P Metals & Mining	SPSIMMTR	$948	$132.3	✓
IYM	iShares US Basic Mat	DJUSBMT	736	13.4	✓
SIL	Global X Silver Miners	SOLGLOSI	319	10.1	✓
MXI	iShares Glb Materials	SPG12CMN	301	2.7	✓
FXZ	First Trust Materials	STRQMT	298	6.5	✓
PICK	iShrs MSCI GlbSel Met&Min	M1WDS1PI	276	4.1	✓
WOOD	iShares Glb Timb&For	SPGTTFN	215	1.0	✓
SGDM	Sprott Gold Miners	ZAXSGDM	208	2.8	
SLX	VanEck Vectors Steel	STEEL	194	3.1	✓
URA	Global X Uranium	SOLURA	187	2.2	✓
CUT	Guggenheim MSCI Glob Timber	M1CXTSA	185	0.5	
FMAT	Fidelity MSCI Materials	M2USOMTI	172	2.2	✓
RING	iShrs MSCI Glb Gold Miners	M1WDS1MI	153	6.3	✓
RTM	Guggenheim S&P 500 EW Mats	SPXEWMA	146	2.0	
PSCM	PwrShr S&P SC Mater	SPSU6MT	101	1.0	
PYZ	PwrShrs DWA Basic Mat Mom	DWBMTR	101	1.8	
SLVP	iShrs MSCI Glb Silv Miners	M1WDSSMI	64	2.0	
SILJ	PureFunds ISE Jr Silv SC	ZIR	60	3.4	✓
SGDJ	Sprott Junior Gold Miners	ZAXSGDJ	53	0.7	
REMX	VE Vctrs RareEarth/StratMet	MVREMXTR	47	0.4	✓
GOEX	Global X Gold Explorers	SOLGOEXT	45	1.3	✓
COPX	Global X Copper Miners	SOLGLOCO	44	0.6	
PSAU	PwrShrs Glb Gold&PrecMet	QGLX	39	0.7	
SOIL	Global X Fertilizer/Potash	SOLFERT	13	0.1	
FTRI	FT Indxx Global NaturRes	IGNRI	11	0.0	✓
IRV	SPDR S&P Intl Materials	SPBMU6UT	11	0.2	
FTAG	FT Indxx Global Agricult	IGAINT	4	0.0	✓
XM	Elkhorn S&P MC Materials	SPMU4MT	2	0.0	
CHIM	Global X China Materials	CHIMAT	1	0.0	
Multi-Sector					
QQQ	PowerShares QQQ	XNDX	$43,278	$2,590.1	✓
GUNR	FlxShr Glb Upstream NatRes	MUNRT	3,737	22.4	✓
IGF	iShares S&P Glb Infrastruc	SPGTINNT	1,306	12.4	✓
IGE	iShares S&P NA Nat Res	SPGINRTR	1,170	10.1	✓
GNR	SPDR S&P Glb Nat Resour	SPGNRUT	885	7.0	✓
NANR	SPDR S&P NorthAm NatRes	SPNANRUN	864	1.4	
MOO	VanEck Vectors Agribusiness	MVMOOTR	817	4.9	✓
NFRA	FlxShr STOXX Glb Brd Infra	STXGBIV	710	2.2	
ECON	Columbia EM Consumer	DJECONT	673	5.6	✓
ROBO	ROBO Global Robot&Automn	ROBOTR	155	1.0	
LIT	Global X Lithium	SOLLIT	128	2.0	✓
QQXT	First Trust NDX Ex-Tech	NDXM	105	0.6	
HAP	VanEck Vectors Natural Res	RVEIT	98	0.6	
QQQE	Direxion NASDAQ-100 EW	NDXE	93	1.1	✓
SEA	Guggenheim Shipping	DJGSHT	87	0.9	✓
INCO	Columbia India Consumer	IINCOT	79	0.7	
CHIQ	Global X China Consumer	CHIQ	68	0.2	✓
PSCU	PwrShr S&P SC Util	SPSU6UT	43	1.4	
EMIF	iShares S&P EM Infrastruc	SPGEIFDN	43	0.2	
TOLZ	ProShr DJ Brookfield GlbInfr	DJBGICUT	36	0.3	
INXX	Columbia India Infrastruct	IINXXT	36	0.4	✓
VEGI	iShares MSCI Glb Agri Prod	M1WDSGPI	32	0.2	
EMQQ	EM Internet & Ecommerce	EMQQITR	29	0.6	
GHII	Guggenheim S&P High Inc Infr	SPHIIUT	24	0.3	
PAGG	PwrShrs Global Agriculture	QAGXNNR	23	0.1	
PXR	PwrShrs EM Infrastruct	EIBIT	19	0.1	
GRID	First Trust NQ Smart Grid	QGRD	19	0.5	
FLM	First Trust Glb Eng & Cons	CVL	15	0.1	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.

* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide January 2017 | 3

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Multi-Sector (continued)					
PRNT	The 3D Printing ETF	3DPRNT	$15	$0.3	
CROP	IQ Global Agribusiness SC	IQSMCROT	15	0.1	✓
FONE	FT NASDAQ Smartphone	QFON	11	0.0	
SNSR	Global X Internet of Things	ISNSR	10	0.2	
EMDD	Columbia EM Strategic Opp	SPEMDUN	9	0.1	
IFLY	PureFunds Drone Economy Stra	RSD	8	0.1	
GAMR	PureFunds Video Game Tech	GMR	8	0.1	
IBUY	Amplify Online Retail	IBUYXT	7	0.1	
BOTZ	Global X Robotics & AI	IBOTZ	6	0.1	
XWEB	SPDR S&P Internet	SPSIINTR	6	0.0	
BRAQ	Global X Brazil Consumer	SOLBZLC	6	0.1	
WTRX	Summit Water Infrastr Multi	ZAXWTRX	4	0.0	
DBIF	DB X-trckr SP Hdg Glb Infr	SPGTINNH	4	0.0	
INFR	Legg Mason Glb Infrastruct	INFRNR	3	0.4	
FINQ	PureFunds Solactive FinTch	SOLFINT	2	0.0	
WEAR	The WEAR ETF	WEARXT	2	0.0	
FINX	Global X FinTech	IFINX	2	0.0	
DXJT	WsdmTree Japan Hedg TMT	WTJTMTHT	1	0.0	
IMED	PureFunds ETFx HealthTech	HTXRI	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Real Estate					
VNQ	Vanguard REIT	RMS G	$33,319	$394.8	✓
IYR	iShares US Real Estate	DJUSRET	4,291	655.0	✓
RWX	SPDR DJ Intl Real Estate	DWXRSN	3,484	30.7	✓
ICF	iShares Cohen&Steers REIT	RMP	3,418	33.6	✓
VNQI	Vanguard GlbxUS Real Est	SPBMGUUN	3,405	22.4	✓
RWR	SPDR DJ REIT	DWRTFT	3,316	32.4	✓
SCHH	Schwab US REIT	DWRTFT	2,857	24.0	✓
RWO	SPDR DJ Glb Real Estate	DWGRSN	2,589	18.3	✓
XLRE	RealEst Select Sector SPDR	IXRETR	2,327	52.4	✓
REM	iShares Mortgage RE Cap	TFNMRC	1,186	16.9	✓
IFGL	iShares Intl Dev Real Est	TRGXUU	395	6.1	✓
REZ	iShares Residential RE Cap	TFN17C	380	3.7	✓
REET	iShares Global REIT	RNXG	305	2.3	
FREL	Fidelity MSCI Real Estate	M2USMRE	241	2.9	
FRI	First Trust S&P REIT	SPREIT	239	4.2	✓
KBWY	PwrShrs KBW Prem Yld REIT	KYXTR	225	3.0	
WPS	iShares Intl Property	SPBMWUUT	128	0.7	
MORT	VanEck Vectors Mortg REIT	MVMORTTR	107	0.5	
ROOF	IQ US Real Estate SC	IQSMREST	91	0.6	
GRI	C&S Global Realty Majors	GRM	80	0.3	
DRW	WisdomTree GlbxUS RealEst	WTIRGRET	76	0.3	
USRT	iShares Core US REIT	FNRETR	73	0.5	
FFR	Frst Trst EPRA/NAREIT Glb	UNGL	62	0.4	
TAO	Guggenheim China RE	ACNRET	47	1.1	✓
IFEU	iShares Eur Dev Real Est	NUPRA	45	0.5	
EWRE	Guggenheim SP500 EW RealEst	SPXEREUT	29	0.3	
WREI	Wilshire US REIT	WILREIT	21	0.1	
DXJR	WsdmTree Japan Hedg RealEst	WTJRHT	6	1.4	
NURE	NuShares Short-Term REIT	DJUSSTRP	5	0.3	
RORE	Hartford Multifactor REIT	LROREX	5	0.1	
DBRE	DB X-trckr DB Hdg Intl RE	DWXRSNUH	3	0.0	
LARE	TierraXP LatAm Real Estate	LARETR	2	0.0	
HDRW	WT Global exUS Hdg RealEst	WTGREHT	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Technology					
XLK	Technology Sector SPDR	IXTTR	$14,884	$439.0	✓
VGT	Vanguard Technoloy	M5US5ITI	10,731	50.5	✓
FDN	First Trust DJ Internet	DJINET	3,681	39.1	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Technology (continued)					
IYW	iShares US Technology	DJUSTCT	$3,063	$31.8	✓
QTEC	First Trust NDX Technology	NDXT	1,620	17.1	✓
IXN	iShares Global Tech	SPG12CTN	1,102	5.0	
IGM	iShares NA Technology	SPGSTI	1,031	5.6	
RYT	Guggenheim S&P 500 EW Tech	SPXEWIT	978	9.3	
XT	iShares Exponential Tech	MSEXPONU	849	1.0	
HACK	PureFunds ISE Cyber Security	HXR	793	5.9	✓
IGV	iShares NA Tech-Software	SPGSTISO	733	22.7	✓
SOXX	iShares PHLX Semicond	SOX	721	59.3	✓
SKYY	First Trust Cloud Comput	CPQ	669	3.1	✓
SMH	VanEck Vectors Semicons	MVSMHTR	658	181.5	✓
FTEC	Fidelity MSCI Info Tech	M2USOITI	603	5.1	✓
MTK	SPDR MS Technology	MSH	586	1.4	
PSCT	PwrShr S&P SC Info Tech	SPSU6TT	555	3.8	
FXL	First Trust Technology	STRQTC	532	5.6	✓
QQEW	First Trust NDX Equal Wgt	NDXE	410	2.2	✓
XSD	SPDR S&P Semiconductor	SPSISCTR	306	6.2	✓
PNQI	PwrShrs NASDAQ Internet	NETX	281	1.8	✓
KWEB	KraneShrs CSI CH Internet	H11137	222	6.6	✓
CIBR	FT NASDAQ Cybersecurity	NQCYBRT	143	0.8	✓
PTF	PwrShrs DWA Tech Momentum	DWTYTR	139	0.7	✓
PSI	PwrShrs Dyn Semiconductors	DZETR	135	1.3	
PSJ	PowerShares Dyn Software	DZCTR	93	0.4	
SOCL	Global X Social Media	SOCL	73	2.2	✓
IGN	iShares NA TechMMedia Ntwk	SPGIIPTR	73	2.2	✓
IPAY	PureFunds ISE Mobile Pay	IPAY	57	0.6	✓
XSW	SPDR S&P Software & Srvs	SPSISST	54	0.2	
CQQQ	Guggenheim China Tech	ACNITTR	52	0.8	✓
PXQ	PowerShares Dyn Networking	DZNTR	27	0.3	
IPK	SPDR S&P Intl Technoy	SPBMUTUT	12	0.1	
XITK	SPDR FactSet Innovative Tech	FDSITPR	12	0.1	
QQQC	Global X NASDAQ China Tech	NCL9000X	12	0.0	✓
FTXL	FT Nasdaq Semiconductor	NQSSSE	8	0.2	
XTH	SPDR S&P Tech Hardware	SPSICHTR	6	0.0	
ITEQ	BlueStar TA-BIGITech Israel	BGTHTR	5	0.1	
BIGD	PureFunds ISE Big Data	BGDTR	2	0.0	
XK	Elkhorn S&P MC Technology	SPMU4TT	2	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Telecommunications					
VOX	Vanguard Telecomm	M5US5TCI	$1,587	$18.4	✓
IYZ	iShares US Telecomm	DJSTELT	753	22.5	✓
IXP	iShares Glb Telecomm	SPG12CLN	312	1.8	✓
FCOM	Fidelity MSCI Telecom Svcs	M2US2TCI	144	1.6	
XTL	SPDR S&P Telecom	SPSITETR	74	0.9	
IST	SPDR S&P Intl Telecomm	SPBMU5UT	36	0.2	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Utilities					
XLU	Utilities Sector SPDR	IXUTR	$6,785	$782.5	✓
VPU	Vanguard Utilities	M5US5UTI	2,320	24.4	✓
FXU	First Trust Utilities	STRQUT	1,448	13.2	✓
IDU	iShares US Utilities	DJUSUTT	682	19.6	✓
FUTY	Fidelity MSCI Utilities	M2USOUTI	181	3.1	
RYU	Guggenheim S&P 500 EW Util	SPXEWUT	163	2.2	
JXI	iShares Glb Utilities	SPG12CGN	128	0.9	✓
GII	SPDR S&P Glb Infrastruct	SPGTINNT	100	0.7	
PUI	PwrShrs DWA Utilities Mom	DWUTTR	56	2.5	
IPU	SPDR S&P Intl Utilities	SPBMUUUT	25	0.1	
XU	Elkhorn S&P MC Utilities	SPMU4UT	1	0.0	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.
* Opt. denotes US listed options trading available on the underlying security.

4 | US ETF & ETN Guide January 2017

Exchange Traded Funds (ETFs)

Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Sectors (continued)					
Water and Clean Energy					
PHO	PowerShares Water Resour	GWATUSLX	$751	$1.3	✓
CGW	Guggenheim S&P Glb Water	SPGTAQNT	446	1.7	
FIW	First Trust Water	HHO	237	1.3	✓
TAN	Guggenheim Solar	SUNIDX	180	2.3	✓
PIO	PowerShares Global Water	GWATERLX	179	0.3	
PBW	PwrShrs WH Clean Energy	ECO	85	0.3	✓
PZD	PowerShares Cleantech	CTIUS	81	0.1	
ICLN	iShares Glb Clean En	SPGTCLNT	74	0.4	
FAN	First Trust Glb Wind Ener	GWE	70	0.6	
GEX	VanEck Vec Glb Alt Energy	AGIXLT	67	0.3	✓
PBD	PwrShrs Glb Clean Energy	NEXUST	53	0.1	
QCLN	First Trust NQ Green Energy	CELS	53	0.2	
PUW	PwrShrs WH Progr Energy	WHPRO	25	0.1	
EVX	VE Vec Environment Svcs	AXENV	19	0.0	
KWT	VanEck Vectors Solar Ener	MVKWTTR	11	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International					
Global					
EFA	iShares MSCI EAFE	NDDUEAFE	$61,568	$1,089.3	✓
VEA	Vanguard FTSE Dev Mkt	ACDXUSR	42,113	270.5	✓
IEFA	iShares Core MSCI EAFE	MIMUEAFN	16,695	142.9	✓
VEU	Vanguard FTSE All-Wrld xUS	AWXUSRUS	15,133	89.4	✓
DBEF	DB X-trckrs MSCI EAFE Hdg	M0EFHUSD	8,023	93.0	✓
SCHF	Schwab International Equity	TAWNT12U	7,254	42.8	✓
VXUS	Vanguard Total Intl Stock	TGPVAN17	6,618	32.0	✓
VT	Vanguard Total World	TGPVA16U	6,559	41.3	✓
SCZ	iShares MSCI EAFE SC	NCUDEAFE	6,439	36.9	✓
ACWI	iShares MSCI ACWI	NDUEACWF	6,093	110.8	✓
EFV	iShares MSCI EAFE Value	NDUVEAFF	4,493	24.2	✓
IXUS	iShrs Core MSCI Total Intl	MXWDUIM	3,828	20.6	✓
HEFA	iShrs Curr Hdg MSCI EAFE	M0EFHUSD	3,340	37.6	✓
VSS	Vanguard FTSE AWxUS SC	TGPVA09U	2,828	12.1	✓
EFG	iShares MSCI EAFE Growth	NDUGEAFF	2,561	16.0	✓
ACWX	iShares MSCI ACWI ex US	NDUEACWZ	2,313	31.1	✓
IOO	iShares Global 100	SPG10CUN	1,582	3.1	✓
CWI	SPDR MSCI ACWI ex-US	M1WDU	1,038	9.6	✓
SCHC	Schwab Intl Small-Cap	TGPSCW2U	939	4.2	✓
GWX	SPDR S&P Intl SC	STBMWUU2	703	3.5	✓
GWL	SPDR S&P World ex-US	STBMWUU	603	3.1	✓
URTH	iShares MSCI World	M1WO	373	3.1	✓
HFXI	IQ 50% Hedged FTSE Intl	TPNYL12	169	0.5	
TOK	iShares MSCI Kokusai	NDDUKOK	167	1.3	
ACIM	SPDR MSCI ACWI IMI	M1WDIM	87	0.5	
DGT	SPDR Global Dow	GDOWD	82	0.2	✓
DBAW	DB X-trckr MSCI AWexUS Hdg	M1WDUHED	70	0.3	
ADRD	BLDRS DM 100 ADR	BKTDMT	58	0.2	
HAWX	iShrs CurrHdg MSCI ACWIexUS	M1WDUHED	51	0.4	
HSCZ	iShares CurrHdg MSCI EAFE SC	MXEASCH	9	0.0	
HACW	iShares CurrHdg MSCI ACWI	MXCXDMH	3	0.0	
DEFA	iShr Adapt CurrHdg MSCI EAFE	M1CXBRFH	3	0.0	
DBES	DB X-trckr MSCI EAFE SC Hdg	MXEASCHR	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Asia Pacific					
EWJ	iShares MSCI Japan	NDDUJN	$16,038	$371.3	✓
VPL	Vanguard FTSE Pacific	ACDAPR	3,298	18.5	✓
AAXJ	iShares MSCI AC Asia ex JP	NDUECAXJ	2,607	67.4	✓
EPP	iShares MSCI Pacific ex-JP	NDDUPFXJ	2,245	26.0	✓
DBJP	DB X-trckrs MSCI Japan Hdg	M0JPHUSD	2,129	28.6	✓
EWA	iShares MSCI Australia	NDDUAS	1,860	43.2	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Asia Pacific (continued)					
EWH	iShares MSCI Hong Kong	NDDUHK	$1,721	$63.3	✓
HEWJ	iShrs Curr Hdg MSCI Japan	M0JPHUSD	902	24.9	✓
IPAC	iShares Core MSCI Pacific	M1PCIME	885	5.2	
EWS	iShares MSCI Singapore Cap	M1CXBLY	541	12.8	✓
AIA	iShares Asia 50	SPAS50NT	341	2.9	
SCJ	iShares MSCI Japan SC	NCUAJN	159	4.2	✓
ENZL	iShares MSCI NZ Cap	M1CXBLRK	119	3.7	✓
JPXN	iShares JPX Nikkei 400	JPNKNTR	82	0.7	
HFXJ	IQ 50% Hedged FTSE Japan	GPNYL020	27	0.0	
ADRA	BLDRS Asia 50 ADR	BKTAST	20	0.0	
JPN	DB X-trackers JPX-Nikkei 400	JPNKNTR	16	0.2	
KROO	IQ Australia SC	IQSMAUST	9	0.0	
DBAU	DB X-trckr MSCI Aus HdgEq	M0AUHUSR	4	0.0	
DEWJ	iShr Adapt CurrHdg MSCI JP	M1CXBRJH	4	0.0	
HGJP	ProShares Hedged FTSE Japan	GPPS008	4	0.0	
DBAP	DB X-Trckr MSCI AsiaPacxJP	M0APJHUS	4	0.0	
HAUD	iShares CurrHdg MSCI Austr	M0AUHUSD	4	0.0	
JPNH	DB X-trckr JPX-Nikkei 400	JN4NUH	3	0.0	
HJPX	iShrs CurrHdg JPX-Nikkei 400	JN4NUH	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Europe					
VGK	Vanguard FTSE Europe	ACDER	$10,967	$174.5	✓
EZU	iShares MSCI Eurozone	NDDUEMU	7,442	153.1	✓
EWG	iShares MSCI Germany	NDDUGR	4,005	91.2	✓
IEV	iShares S&P Europe	SPE35CUN	2,305	28.8	✓
FEZ	SPDR EURO STOXX 50	SX5U	2,302	62.8	✓
DBEU	DB X-Trckr MSCI Eur Hdg Eq	M0EUHUSD	2,267	28.6	✓
EWU	iShares MSCI UK	NDDUUK	1,987	59.9	✓
HEZU	iShrs Curr Hdgd MSCI Euroz	M0EMHUSR	1,166	21.0	✓
IEUR	iShares Core MSCI Europe	MIMUEURN	1,059	6.7	
EWL	iShares MSCI Switz Cap	M1CXBLRO	1,029	23.1	✓
EWP	iShares MSCI Spain Cap	M1CXBLRP	658	31.1	✓
EWI	iShares MSCI Italy Cap	M1CXBLRM	631	24.6	✓
HEWG	iShrs Curr Hdg MSCI German	M0DEHUSD	528	13.2	✓
EWQ	iShares MSCI France	NDDUFR	305	14.2	✓
EWD	iShares MSCI Sweden Cap	M1CXBLV	272	7.0	✓
FEU	SPDR STOXX 50	SX5V	174	1.7	
EWN	iShares MSCI Netherlands	MIMUNETN	169	5.4	✓
NORW	Global X MSCI Norway	M1NO5IM	119	0.6	
EIS	iShares MSCI Israel Capped	MISCNU	97	0.9	
EWK	iShares MSCI Belgium Cap	M1CXBLRJ	84	4.2	✓
EWO	iShares MSCI Austria Cap	M1CXBLRQ	78	1.5	
IEUS	iShares MSCI Europe SC	M1EUSC	76	0.8	
DBGR	DB X-trckr MSCI Germany Hdg	M0DEHUSD	72	0.7	
HEWU	iShares CurrHdg MSCI UK	M0UKHUSE	65	2.3	
EIRL	iShares MSCI Irelnd Cap IMI	M1CXIEAC	63	1.6	
EDEN	iShares MSCI DK Cap IMI	M1DK5IM	57	1.4	
HEWP	iShares CurrHdg MSCI Spain	MXES25H	50	0.7	
DBEZ	DB X-trckr MSCI Eurozone Hdg	MIMUEHR	46	0.6	
ISRA	VanEck Vectors Israel	BLSNTR	37	0.1	✓
EFNL	iShares MSCI Fl Cap IMI	M1FI5IM	36	0.6	
ENOR	iShares MSCI Norway Cap IMI	M1NO5IM	31	0.4	
GXF	Global X FTSE Nordic Reg	TN30XN	30	0.3	
HFXE	IQ 50% Hedged FTSE Europe	TPNYL14	29	0.0	
EWUS	iShares MSCI UK SC	NCUDUK	23	0.3	
EWGS	iShares MSCI Germany SC	NCUDGR	21	0.1	
PGAL	Global X MSCI Portugal	M1CXGXER	20	0.2	
HFEZ	SPDR Euro Stoxx 50 Curr Hdg	SX5HUN	20	0.1	
DAX	Recon Capital DAX Germany	DAXUSD	14	0.1	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.

* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide January 2017 | 5

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Europe (continued)					
ADRU	BLDRS Europe 100 ADR	BKTEURT	$13	$0.0	
SMEZ	SPDR EURO STOXX Small Cap	SCXU	12	0.1	
HEWI	iShares CurrHdg MSCI Italy	MXIT25HE	7	0.3	
DBUK	DB X-Trckrs MSCI UK Hdg Eq	M0UKHUSD	5	0.0	
HCEU	ProShares Hedged FTSE Eur	GPPS004	4	0.0	
DEZU	iShr Adapt CurrHdg MSCI Euro	M1CXBREH	2	0.0	
HEWL	iShares CurrHdg MSCI Swiss	MXCH25H	2	0.1	
DBSP	DB X-trckr MSCI Spain HdgEq	MXES25HR	2	0.0	
DBSE	DB X-trckr MSCI SoEur HdgEq	M1EUHDCR	2	0.0	
DBIT	DB X-trckr MSCI Italy HdgEq	MXIT25HR	2	0.0	
HEUS	iShr CurrHdg MSCI EurSC MinV	M1CXESH	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
North America					
EWC	iShares MSCI Canada	NDDUCA	$3,555	$55.7	✓
CNDA	IQ Canada SC	IQSMCANT	11	0.1	
HEWC	iShares CurrHdg MSCI Canada	M0CAHUSE	3	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Emerging Markets – Regional					
EWZ	iShares MSCI Brazil Cap	M1CXBLRN	$4,554	$680.0	✓
INDA	iShares MSCI India	NDEUSIA	3,770	69.6	✓
FXI	iShares FTSE China LC	TXIN0UNU	3,003	702.9	✓
EWY	iShares MSCI S Korea Cap	M1CXKR5I	2,987	133.5	✓
EWT	iShares MSCI Taiwan Cap	M1CXBLZ	2,817	115.3	✓
RSX	VanEck Vectors Russia	MVRSXTR	2,776	171.8	✓
MCHI	iShares MSCI China	NDEUCHF	2,170	64.8	✓
EWW	iShares MSCI Mex Cap IMI	M1CXBLRL	1,682	211.7	✓
ILF	iShares S&P Latin Amer 40	SPLACCUN	990	50.9	✓
GXC	SPDR S&P China	SCNUN	815	5.8	✓
INDY	iShares S&P India 50	BXTRNIF$	729	4.0	✓
FM	iShares MSCI Frontier 100	M1FM100	519	3.7	✓
EIDO	iShares MSCI Indonesia	MIMUINON	487	23.1	✓
ERUS	iShares MSCI Russia Capped	MSEURU$N	460	8.6	
EZA	iShares MSCI South Africa	NDEUSSA	408	29.8	✓
ECH	iShares MSCI Chile Cap IMI	M1CXCL5I	392	13.5	✓
THD	iShares MSCI Thai Cap IMI	M1CXTH5I	386	18.3	✓
ASHR	DB X-trckr Harv CSI 300 CH	CSIN0301	336	21.4	✓
GMF	SPDR S&P EM Asia Pacific	SEPUN	307	2.0	✓
TUR	iShares MSCI Turkey	MIMUTURN	300	16.1	✓
GREK	Global X MSCI Greece	M1CXGXA	283	2.2	✓
VNM	VanEck Vectors Vietnam	MVVNMTR	273	3.0	
EWM	iShares MSCI Malaysia	NDDUMAF	252	17.0	✓
PIN	PowerShares India	IIINUTR	244	18.0	✓
EPU	iShares MSCI All Peru Cap	M1PECAPD	229	4.5	✓
EEMA	iShares MSCI EM Asia	NDUEEGFA	209	1.6	
EPOL	iShares MSCI Pol Cap	M1CXPL5I	204	6.0	
SCIF	VanEck Vectors India SC	MVSCIFTR	195	1.7	✓
EPHE	iShares MSCI Philippines	MIMUPHIN	164	11.7	✓
BKF	iShares MSCI BRIC	NDUEBRIC	158	0.7	✓
PGJ	PwrShr Golden Dragon China	HXCX	139	0.7	✓
FNI	First Trust Chindia	ICK	137	0.5	
RSXJ	VanEck Vectors Russia SC	MVRSXJTR	97	1.7	
ARGT	Global X MSCI Argentina	M1AAR5R	92	1.1	✓
HAO	Guggenheim China SC	ACNSC	90	0.7	✓
GXG	Global X MSCI Colombia	M1CXGXB	89	1.0	✓
BRF	VanEck Vectors Brazil SC	MVBRFTR	89	1.3	✓
IDX	VanEck Vectors Indonesia	MVIDXTR	87	1.2	
PEK	VE Vectors ChinaAMC A-Sh	CSIR0300	87	0.9	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International (continued)					
Emerging Markets – Regional (continued)					
EEB	Guggenheim BRIC	DRBRICT	$78	$0.4	✓
SMIN	iShares MSCI India SC	MSLUINDN	78	1.2	
AFK	VanEck Vectors-Africa	MVAFKTR	68	0.3	
BBRC	Columbia Beyond BRICs	TFBBRCNU	68	0.4	
QAT	iShares MSCI Qatar Capped	M1QLCE	50	0.2	
UAE	iShares MSCI UAE Capped	M1ALCE	46	0.2	
EGPT	VanEck Vectors Egypt Index	MVEGPTTR	43	1.7	
EWZS	iShares MSCI Brazil SC	MSLUBRZN	41	0.7	
GUR	SPDR S&P Emerging Europe	STBMEECQ	37	0.3	✓
RBL	SPDR S&P Russia	SPCQXRUN	32	0.2	
NGE	Global X MSCI Nigeria	M1ANI5R	29	0.4	
GAF	SPDR S&P EM Middle East	STBMMEU	29	0.1	
DBKO	DB X-trckr MSCI SKorea Hdg	M1KRD255	28	2.0	
GML	SPDR S&P EM Lat Am	SLAUN	27	0.2	
CNXT	VEVctr China AMC SME ChiNext	SZ399611	23	0.7	✓
KBA	KrnShrs Bosera MSCI ChinaA	M1CNAI	22	0.5	
ASHS	DBXTrckr Harv CSI500 Ch-A SC	CSIH0310	22	0.5	✓
YAO	Guggenheim China All-Cap	ACNACTR	20	0.0	✓
ECNS	iShares MSCI China SC	MSLUCHNN	19	0.7	✓
SCIN	Columbia India Small Cap	ISCINT	19	0.1	
ICOL	iShares MSCI Colombia Cap	M1ACOCP	17	0.1	
PAK	Global X MSCI Pakistan	MXCXP25R	15	0.1	
PLND	VanEck Vectors Poland	MVPLNDTR	14	0.1	
ASEA	Global X Southeast Asia	TAS40NU	11	0.1	
XCEM	Columbia EM Core ex-China	EGAXCEMT	11	0.0	
CNYA	iShares MSCI China A	M1CNAI	9	0.0	
HEWY	iShares CurrHdg MSCI SoKorea	M1KRD255	9	0.1	
BICK	First Trust BICK	BIQ	8	0.0	
CXSE	WisdomTree CH Ex-SOE	CHXSOETR	8	0.0	
KSA	iShrs MSCI Saudi Arabia Cap	M1SASIM	6	0.1	
AFTY	CSOP FTSE China A50	A50CNHN	5	0.0	✓
DBBR	DB X-trckrs MSCI Braz Hdg	M0BRHUSD	4	0.0	
BRAZ	Global X Brazil MC	SOLBRAZ	4	0.1	
CN	DB X-trckr MSCI All CH Eq	M1CNAL	4	0.0	
DBMX	DB X-trckr MSCI Mexico Hdg	M1MXD5IM	4	0.0	
AND	Global X FTSE Andean 40	TANDE40U	4	0.0	
XINA	SPDR MSCI China A Shrs IMI	M1CNAIIR	2	0.0	
KEMP	KraneShares FTSE EM Plus	GDPECON	2	0.0	
HEWW	iShares CurrHdg MSCI Mexico	M1MXD5IM	2	0.0	
ASHX	DB X-trckr CSI 300 A-Sh Hdg	CSIH0405	2	0.0	
CNHX	CSOP MSCI China A Intl Hdg	M1CXCNA	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Emerging Markets – General					
VWO	Vanguard FTSE EM	FQEACR	$45,997	$569.2	✓
EEM	iShares MSCI Emg Mkts	NDUEECF	27,040	2,515.6	✓
IEMG	iShares Core MSCI EM	MIMUEMRN	19,554	306.2	✓
SCHE	Schwab Emrg Markets Equity	TAWALENU	2,333	14.7	✓
EWX	SPDR S&P Emerging SC	SPBMKSUT	338	3.9	✓
GMM	SPDR S&P Emg Mkts	SEMUN	299	2.2	
HEEM	iShares Curr Hdg MSCI Emerg	M1EFHUS	259	2.1	
EEMS	iShares MSCI EM SC	MSLUEMRN	165	1.6	
DBEM	DB X-trackers MSCI EM Hdg	M0EMHUSD	158	1.8	
ADRE	BLDRS EM 50 ADR	BKTEMT	125	0.3	
FRN	Guggenheim Frontier Mkts	BKNFRR	40	0.2	
EMFM	Global X Next EM & FM	EMFM	13	0.1	
EWEM	Guggenheim MSCI EM EW	MXEMECWR	12	0.0	
EMCR	Columbia EM Core	SPEMCRT	4	0.0	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.
* Opt. denotes US listed options trading available on the underlying security.

6 | US ETF & ETN Guide January 2017

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged – Equities					
UVXY	ProShares Ultra VIX ShrTrm	SPVXSP	$2,173	$546.6	✓
SSO	ProShares Ultra S&P500	SPX	1,739	199.0	✓
NUGT	Direxion Gld Mnrs Bull 3x	GDM	1,667	528.2	✓
FAS	Direxion Daily Finan Bull 3x	RGUSFL	1,376	107.7	✓
QLD	ProShares Ultra QQQ	NDX	948	81.4	✓
JNUG	Direxion Jr Gold Bull 3X	MVGDXJTR	907	280.4	✓
UYG	ProShares Ultra Financials	DJUSFN	815	4.4	✓
UPRO	ProShares UltraPro SP500	SPX	778	170.3	✓
TNA	Direxion Daily SC Bull 3x	RTY	750	303.2	✓
ERX	Direxion Daily Ener Bull 3x	IXE	583	98.9	✓
TQQQ	ProShares UltraPro QQQ	NDX	520	237.0	✓
SPXL	Direxion Daily SPX Bull 3x	SPX	519	103.2	✓
BIB	ProShr Ult Nasdaq Biotech	NBI	421	32.6	✓
LABU	Direxion S&P Biotech Bu3X	SPSIBITR	304	124.1	✓
DDM	ProShares Ultra Dow30	INDU	302	13.8	✓
UWM	ProShares Ultra R2000	RTY	227	16.8	✓
TECL	Direxion Daily Tech Bull 3x	IXT	200	5.0	✓
RUSL	Direxion Russia Bull 3x	MVRSX	198	11.5	✓
UDOW	ProShares UltraPro Dow30	INDU	190	23.3	✓
CURE	Direxion HlthCr Bull 3x	IXV	183	3.9	✓
URE	ProShares Ultra RealEstate	DJUSRE	180	6.2	✓
DIG	ProShares Ultra Oil & Gas	DJUSEN	173	5.6	✓
EDC	Direxion Daily EM Bull 3x	MXEF	167	46.3	✓
MVV	ProShares Ultra SP 400	MID	163	2.9	✓
SOXL	Direxion Semicond Bull 3x	SOX	158	15.5	✓
URTY	ProShares UltraPro R2000	RTY	146	17.6	✓
YINN	Direxion FTSE CH Bull 3X	TXINOUU	139	21.5	✓
ROM	ProShares Ultra Technology	DJUSTC	127	0.8	✓
DRN	Direxion Daily RE Bull 3x	RMZ	86	4.3	✓
GUSH	Direxion SP O&G Exp&Prd Bu3X	SPSIOPTR	83	21.7	✓
BRZU	Direxion Brazil Bull 3X	M1BR2550	76	11.4	✓
INDL	Direxion MSCI India Bull3x	NDEUSIA	73	1.9	✓
RXL	ProShares Ultra HealthCare	DJUSHC	70	0.5	✓
MIDU	Direxion Daily MC Bull 3x	MID	66	1.2	✓
UYM	ProShares Ultra Basic Mat	DJUSBM	59	0.4	✓
GASL	Direxion Nat Gas Bull 2x	FUM	57	7.5	✓
CHAU	Direxion CSI 300 CH-A Bull2X	CSIN0301	53	1.7	✓
UBIO	Prshrs UltraPro NASDAQ Biot	NBI	42	4.5	✓
RETL	Direxion Retail Bull 3x	SPSIRETR	37	0.9	✓
UMDD	ProShares UltraPro Mid400	MID	35	0.5	✓
XPP	ProShrs Ultra FTSE China 50	XINOU	32	0.9	✓
SAA	ProShares Ultra S&P600	SML	26	0.2	✓
EURL	Direxion FTSE Europe 3X Bull	ACDER	24	0.7	✓
EET	ProShares Ultra MSCI EM	MXEF	23	0.5	✓
DPST	Direxion Reg Banks Bull 3X	SPSIRBKT	21	0.5	
UXI	ProShares Ultra Industrial	DJUSIN	20	0.2	✓
DZK	Direxion Daily DM Bull 3x	MXEA	20	0.2	✓
UBR	ProShr Ultra MSCI Braz Cap	MXBR2550	18	0.9	
USD	ProShares Ultra Semicond	DJUSSC	18	0.4	✓
LBJ	Direxion Daily LatAm 3x Bull	SPTRL40N	14	0.4	✓
UPW	ProShares Ultra Utilities	DJUSUT	13	0.3	
UGE	ProShares Ultra Cons Goods	DJUSNC	13	0.2	
GDXX	Prshrs Ultra Gold Miners	GDM	13	1.4	✓
FINU	ProShares UltraPro Finl	IXMTR	11	0.4	
UCC	ProShares Ultra Cons Svcs	DJUSCY	11	0.2	
UPV	ProShr Ultra FTSE Europe	ACDER	10	0.1	
EZJ	ProShares Ultra MSCI Japan	MXJP	9	0.1	✓
EFO	ProShares Ultra MSCI EAFE	MXEA	9	1.3	
LLSP	Direxion SP500 1.25x Bull	SPX	7	0.0	
GDJJ	Prshrs Ultra Jr Gold Miners	MVGDXJ	7	0.6	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged – Equities (continued)					
JPNL	Direxion Japan 3X Bull	NDDUJN	$7	$0.2	✓
LTL	ProShares Ultra Telecomm	DJSTEL	6	0.3	
LLSC	Direxion SC 1.25x Bull	RTY	6	0.0	
KRU	ProShrs Ultra S&P Reg Bank	KRX	6	0.3	
KORU	Direxion SK Bull 3X	M1KR2550	4	0.1	
UMX	ProShr Ultra MSCI Mex Cap	MXMX5IM	4	0.1	
EUFL	Direxion Europ Finl Bull2X	NDRUFNCL	3	0.0	
SPUU	Direxion S&P 500 Bull 2X	SPX	3	0.1	
SMLL	Direxion Daily SC Bull 2x	RTY	3	0.0	
NAIL	Direxion HomeBld&Supp Bu3X	DJSHMBT	3	0.0	
SHNY	Direxion Silv Mnrs Bull2X	SOLGLOSI	3	0.1	
CWEB	Direxion CSI CH Intern Bll2X	H11137	2	0.0	
HAKK	Direxion Cyber Sec Bull 2X	HXR	2	0.0	
UOP	Prshrs Ultra O&G Exp&Prd	SPSIOP	2	0.0	
PILL	Direxion Pharma&Med Bull2X	DZR	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Inverse – Equities					
SQQQ	ProShares UltraPro Shrt QQQ	NDX	$2,265	$94.2	✓
SH	ProShares Short S&P500	SPX	1,731	104.2	✓
SDS	ProShares UltraShort SP500	SPX	1,656	146.5	✓
SDOW	ProShares UltraPro Shrt D30	INDU	921	24.3	✓
SPXU	ProShares UltPro Shrt SP500	SPX	697	115.1	✓
TZA	Direxion Daily SC Bear 3x	RTY	512	203.2	✓
SPXS	Direxion Daily SPX Bear 3x	SPX	435	54.9	✓
SRTY	ProShares UltraPro Shrt R2	RTY	398	16.8	✓
RWM	ProShares Short R2000	RTY	320	33.6	✓
QID	ProShares UltraShort QQQ	NDX	320	58.9	✓
PSQ	ProShares Short QQQ	NDX	283	25.7	✓
DOG	ProShares Short Dow30	INDU	276	14.7	✓
DUST	Direxion Gld Mnrs Bear 3x	GDM	272	352.2	✓
DXD	ProShares UltraShort Dow30	INDU	247	18.2	✓
FAZ	Direxion Daily Finan Bear 3x	RGUSFL	245	49.9	✓
SVXY	ProShares Short VIX ShrTrm	SPVXSPID	242	350.8	✓
EUM	ProShares Short MSCI EM	MXEF	213	10.8	✓
TWM	ProShares UltSh R2000	RTY	145	26.5	✓
JDST	Direxion Jr Gold Bear 3X	MVGDXJTR	108	144.9	✓
EDZ	Direxion Daily EM Bear 3x	MXEF	106	35.4	✓
CHAD	Direxion CSI 300 CH-A Br1X	CSIN0301	89	0.6	✓
LABD	Direxion S&P Biotech Br3X	SPSIBITR	86	70.4	✓
YANG	Direxion FTSE CH Bear 3X	TXINOUU	66	7.8	✓
BIS	ProShr UltShrt Nsdq Biotech	NBI	57	10.8	✓
ERY	Direxion Daily Ener Bear 3x	IXE	56	24.8	✓
EFZ	ProShares Short MSCI EAFE	MXEA	49	3.0	✓
FXP	ProShares UltSh FTSE China	XIN0I	46	1.3	✓
EPV	ProShares FTSE Euro	ACDER	44	1.3	✓
SKF	ProShares UltSh Financials	DJUSFN	42	1.6	✓
DUG	ProShares UltSh Oil & Gas	DJUSEN	40	5.0	✓
EEV	ProShares UltSh MSCI EM	MXEF	40	3.0	✓
RUSS	Direxion Russia Bear 3x	MVRSX	38	5.2	✓
SPDN	Direxion S&P 500 Bear 1X	SPX	38	0.7	✓
BZQ	ProShares UltSh MSCI Brazil	MXBR2550	32	5.5	✓
SOXS	Direxion Semicond Bear 3x	SOX	31	5.5	✓
DRIP	Direxion SP O&G Exp&Prd Br3X	SPSIOPTR	28	12.1	✓
SRS	ProShares UltSh Real Est	DJUSRE	28	3.5	✓
SEF	ProShares Short Financials	DJUSFN	23	0.7	✓
MYY	ProShares Short SP 400	MID	17	0.4	✓
DRV	Direxion Daily RE Bear 3x	RMZ	17	1.3	✓
REK	ProShares Shrt Real Estate	DJUSRE	17	0.4	✓
TECS	Direxion Daily Tech Bear 3x	IXT	17	1.2	✓
SBB	ProShares Short S&P600	SML	16	0.2	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.

* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide January 2017 | 7

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Inverse – Equities (continued)					
EWV	ProShares UltSh MSCI Japan	MXJP	$12	$0.3	✓
YXI	ProShrs Shrt FTSE China 50	XINOU	10	0.1	✓
SDP	ProShares UltSh Utilities	DJUSUT	10	0.3	
MIDZ	Direxion Daily MC Bear 3x	MID	10	0.4	✓
SMN	ProShares UltSh Basic Mat	DJUSBM	8	0.2	✓
DPK	Direxion Daily DM Bear 3x	MXEA	8	0.2	✓
ZBIO	Prshrs UltPro Sh NASDAQ Biot	NBI	6	1.8	✓
LABS	Direxion S&P Biotech Bear 3X	SPSIBI	5	0.0	
MZZ	ProShares UltraSh SP 400	MID	5	0.4	✓
EFU	ProShares UltSh MSCI EAFE	MXEA	5	0.2	✓
DDG	ProShares Short Oil & Gas	DJUSEN	4	0.1	✓
REW	ProShares UltSh Technology	DJUSTC	4	0.1	✓
GASX	Direxion NatGas Bear 3X	FUM	4	1.2	✓
SMDD	ProShares UltraPro Shrt SP4	MID	4	0.2	✓
SIJ	ProShares UltSh Industrial	DJUSIN	4	0.0	✓
EUFS	Direxion Europ Finl Bear1X	NDRUFNCL	3	0.0	
SSG	ProShares UltSh Semicond	DJUSSC	3	0.4	✓
DULL	Direxion Silv Mnrs Bear2X	SOLGLOSI	3	0.1	
SZK	ProShares UltSh Cons Good	DJUSNC	3	0.2	
FINZ	ProShares UltraPro Sh Fins	IXMTR	3	0.1	
CLAW	Direxion HomeBld&Supp Br3X	DJSHMBT	3	0.0	
GDXS	Prshrs UltraSh Gold Miners	GDM	3	0.8	✓
RXD	ProShares UltSh HealthCare	DJUSHC	3	0.2	
SDD	ProShares UltraShort SP600	SML	3	0.0	
SPLZ	Direxion Cons Stap Bear 1X	IXRTR	3	0.0	
UTLZ	Direxion Utilities Bear 1X	IXUTR	3	0.0	
PILS	Direxion Pharma&Med Bear2X	DZR	2	0.0	
TECZ	Direxion Technology Bear 1X	IXT	2	0.0	
SBM	ProShares Shrt Basic Mat	DJUSBM	2	0.1	
SCC	ProShares UltSh Cons Svcs	DJUSCY	2	0.0	
FAZZ	Direxion Financial Bear 1X	IXM	2	0.0	
KRS	ProShares Shrt S&P Reg Bank	KRX	2	0.0	
SICK	Direxion Healthcare Bear 3X	IXV	2	0.1	
SMK	ProShrs UltraSh MSCI Mex Cap	MXMX5IM	2	0.1	
MELT	Direxion Gold Mnrs Bear 1X	GDM	1	0.3	
HAKD	Direxion Cyber Sec Bear 2X	HXR	1	0.1	
ERYY	Direxion Energy Bear 1X	IXE	1	0.0	
WDRW	Direxion Reg Banks Bear 3X	SPSIRBKT	1	0.0	
SOP	Prshrs UltraSh O&G Exp&Prd	SPSIOP	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Dividend					
Domestic					
VIG	Vanguard Div Appreciation	DVGTR	$22,629	$65.1	✓
VYM	Vanguard High Div Yield	TGPVAN	17,399	70.9	✓
DVY	iShares Select Dividend	DJDVY	16,937	86.7	✓
SDY	SPDR S&P Dividend	SPHYDATR	15,093	72.5	✓
HDV	iShares Core High Dividend	MDYFT	6,442	40.1	✓
SCHD	Schwab US Dividend Equity	DJUSDIVT	4,932	27.1	✓
FVD	First Trust Value Line Div	VLFVD	2,971	15.5	✓
SPHD	PowerShares SP5 High Div	SP5LVHDT	2,861	26.2	✓
NOBL	ProShrs SP500 Div Aristocr	SPDAUDT	2,668	19.1	✓
DON	WisdomTree MC Div	WTMDITR	2,519	11.0	✓
DES	WisdomTree SC Div	WTSDITR	2,003	8.7	✓
SDOG	ALPS Sector Dividend Dogs	SDOGXTR	1,937	12.4	✓
DLN	WisdomTree LC Div	WTLDITR	1,937	10.9	✓
FDL	First Trust Mrngstr Div	MDL	1,752	9.2	✓
QDF	FlexShares Quality Div	NTUQDTR	1,630	3.6	
DHS	WisdomTree High Dividend	WTHYETR	1,283	4.8	
DGRW	WisdomTree US Qual Div Gro	WTDGITR	1,110	5.6	✓
PEY	PowerShares HY Equity Div	DAYTR	1,085	7.0	✓

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Dividend (continued)					
Domestic (continued)					
DGRO	iShares Core Div Growth	MSDIVGT	$1,045	$7.6	
DTN	WisdomTree Dividend ex Fin	WTDXFTR	933	1.8	✓
TDIV	FT NASDAQ Tech Dividend	NQ96DVU	630	2.8	✓
DTD	WisdomTree Total Dividend	WTDITR	555	2.0	
RDIV	Oppenheimer Ultra Div Rev	REVWDIVT	373	3.0	
SMDV	Prshrs Russ 2000 Div Growers	R2DIVGRO	368	3.4	✓
REGL	Prshrs S&P MC 400 Div Arist	SPDAMCUT	337	3.0	✓
PFM	PowerShares Div Achievers	DAATR	298	0.6	✓
QDEF	FlxShrs Quality Div Defens	NTUQDDFT	278	0.7	
KBWD	PwrShrs KBW High Div Fin	KDXTR	250	1.2	
SPYD	SPDR S&P 500 High Dividend	SPXHDUT	102	1.1	
DGRS	WisdomTree US SC Div Gro	WTSDGTR	92	0.6	
CDL	Vict CEMP US LC HiDiv VolWgt	CEMPULDT	83	0.7	
RDVY	FT Rising Dividend Achvrs	NQDVRIS	73	0.6	
QDYN	FlxShrs Quality Div Dynam	NTUQDDYT	67	0.2	
FDRR	Fidelity Rising Rates Div	FIDUSDRN	59	1.4	
SRET	Global X SuperDividend REIT	SRET	38	0.5	
CSB	Vict CEMP US SC HiDiv VolWgt	CEMPUSDT	23	0.1	
DJD	Guggenheim DJIA Dividend	DJIYWT	15	0.1	
LEAD	Reality Shares DIVCON Ldrs	RSLEAD	7	0.1	
PFV	Amplify YldShrs Prime5 Div	PFIVE	3	0.0	
GARD	RealityShrs DIVCON DivGuard	RSGARD	3	0.0	
DFND	RealityShrs DIVCON DivDefend	RSDFND	2	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
International					
HEDJ	WisdomTree Europe Hedge Eq	WTEHIT	$9,221	$116.5	✓
DXJ	WisdomTree Japan Hedge Div	WTIDJTRH	8,267	250.7	✓
IDV	iShares Intl Select Div	DJEPCSDT	3,328	19.6	✓
DEM	WisdomTree EM High Div	WTEMHYTR	1,578	12.6	✓
DLS	WisdomTree Intl SC Div	WTIDSCTR	1,181	4.2	✓
DWX	SPDR S&P Intl Dividend	SPGTDOUN	1,031	5.7	✓
DGS	WisdomTree EM SC Div	WTEMSCTR	980	4.9	✓
SDIV	Global X SuperDividend	SOLSDIV	824	4.1	✓
PID	PowerShares Internat Div	DATTR	746	3.4	✓
DFE	WisdomTree Europe SC Div	WTIDESTR	678	5.9	✓
DWM	WisdomTree Intl Equity	WTIDFATR	642	3.0	
IQDF	FlxShrs Intl Qual Div	NTIQDNTR	547	2.4	
IHDG	WisdomTree Intl Hedg DivGro	WTIDGHT	504	3.0	✓
DFJ	WisdomTree Japan SC Div	WTIDJSTR	442	3.3	✓
DIV	Global SuperDividend US	IDIVT	360	1.9	
DOL	WisdomTree Intl LC Div	WTIDLCTR	348	1.6	
FGD	First Trust DJ Glb Sel Div	DJGSD	345	1.2	
DDWM	WT Dynamic CurrHdg Intl	WTDFAHDT	306	0.9	
EDIV	SPDR S&P EM Dividend	SPGTEDUN	306	2.1	✓
DTH	WisdomTree Intl High Div	WTIDHYTR	245	0.8	
DVYE	iShares EM Dividend	DJEMDIVR	227	4.4	
DOO	WisdomTree Intl Div	WTIDXFTR	212	1.0	
FDD	First Trust STOXX EUSelDiv	SD3L	198	2.0	✓
EUSC	Wisdomtree Europe Hdgd SC	WTESEHT	174	1.3	✓
VYMI	Vanguard Intl High Div Yld	GPVAN0TR	174	1.7	
VIGI	Vanguard Intl Div Apprec	DVGITR	168	1.8	
IDOG	ALPS Intl Sector Div Dogs	IDOGXTR	161	0.9	
DIM	WisdomTree Intl MC Div	WTIDMCTR	159	0.6	
DXGE	WisdomTree Germany Hdgd Eq	WTIDGEHT	127	1.4	
WDIV	SPDR S&P Global Dividend	SPGDAUN	110	0.9	
DXJS	WisdomTree Japan Hedged SC	WTIDJSEH	104	1.2	✓
DEW	WisdomTree Global High Div	WTGDHYTR	81	0.3	
IQDE	FlxShrs Intl Qual Div Def	NTIQDDFN	74	0.5	
DNL	WisdomTree GlbxUS Div Gro	WTGDXGTR	66	0.4	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.

* Opt. denotes US listed options trading available on the underlying security.

8 | US ETF & ETN Guide January 2017

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Dividend (continued)					
International (continued)					
LVL	Guggenheim S&P Glb Div	SPGTGDON	$55	$0.3	
AXJL	WisdomTree Asia-Pac ex-JP	WTIDAPXT	45	0.2	
IQDY	FlxShrs Intl Qual Div Dyn	NTIQDDYN	44	0.3	
DGRE	WisdomTree EM Div Gro	WTEMDGTR	43	0.3	
DVYA	iShares Asia/Pac Div	DJAPSDT	42	2.3	
PGHD	Pacer Global High Dividend	PGCCHDNR	41	0.5	
AUSE	WisdomTree Australia Div	WTIDAUST	38	0.1	
EFAD	ProSh MSCI EAFE Div Grower	M2EADMAR	36	0.8	
FDVV	Fidelity Core Dividend	FIDUSCDN	32	0.7	
GSD	Wisdomtree Global SC Div	WTGSTR	27	0.0	
FLQD	Franklin LibertyQ Glob Div	FLQD1INR	26	0.1	
HGSD	WisdomTree Glb Hdg SC Div	WTGSHT	24	0.2	
DXPS	WisdomTree UK Hedged Equit	WTIDUKHT	19	0.3	
EDOG	ALPS EM Sector Div Dogs	EDOGXTR	19	0.2	
GULF	WisdomTree Middle East Div	WTEMMETR	18	0.2	
EUDG	WisdomTree Europe Div Gro	WTEDGTR	16	0.1	
IGRO	iShares Intl Div Growth	MSDIDGNU	15	0.2	
JHDG	WT Japan Hedged Div Gro	WTJDGHTR	15	0.1	
DXKW	WisdomTree Korea Hdgd Eqy	WTKRHT	10	0.1	
EMDV	ProShrs MSCI EM Div Grwrs	M1EMDMAR	8	0.1	
DVEM	Wisdomtree EM Dividend	WTEMTR	6	0.1	
DDJP	WT Dynamic CurrHdg Japan	WTJTDHDT	5	0.0	
EUDV	ProShares MSCI Eur DivGro	MXCXEDMR	5	0.1	
DDEZ	WT Dynamic CurrHdg Europe	WTEDHDT	5	0.0	
DXUS	WT Global ex-US Hdgd Div	WTGDXHT	5	0.0	
HDEF	DB X-trckr MSCI EAFE HiDiv	M1EAHDGR	5	0.0	
SDEM	Global X MSCI SuperDiv EM	M1CXGXD	5	0.0	
HDAW	DB X-trckr MSCI AWxUS HiDiv	M1AFHDG	4	0.0	
IQDG	WisdomTree Intl Qlty Div Gro	WTIDGTR	4	0.0	
BMLA	BullMark LatAm Slct Leadrs	BMLASL	3	0.0	
HDWM	WisdomTree Intl Hedged Eq	WTIDFAHT	3	0.0	
HDLS	WisdomTree Intl Hdgd SC Div	WTIDSCHT	2	0.0	
HDEZ	DB X-trckr MSCI Euro HiDiv	M1EMHDG	2	0.0	
JDG	WisdomTree JP Div Growth	WTJDGTR	2	0.0	
HDEE	DB X-trckr MSCI EM HiDiv	M1EEHDG	2	0.0	
HDWX	SPDR S&P Intl Div Curr Hdg	SPIDOHUN	2	0.0	
DHDG	WT Dyn CurrHdg Intl QualDivG	WTIDGDT	2	0.0	
EFAS	Global X MSCI SuperDiv EAFE	M1CXGXC	2	0.0	
DDLS	WT Dynamic CurrHdg Intl SC	WTIDSCHD	1	0.0	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.
* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide January 2017 | 9

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Exchange Traded Funds (ETFs) FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Fixed Income					
US Credit					
LQD	iShares iBoxx Invtmt Grade	IBOXIG	$26,899	$645.1	✓
HYG	iShares iBoxx $ HY Corp	IBOXHY	19,121	1,041.5	✓
VCSH	Vanguard ST Corporate	BUC1TRUU	15,940	106.0	✓
JNK	SPDR Bbg Barc HY Bond	LHVLTRUU	12,242	402.9	✓
CSJ	iShares 1-3 Yr Credit	LD01TRUU	11,153	54.4	✓
VCIT	Vanguard Interm Corporate	BCR5TRUU	10,493	74.9	✓
CIU	iShares Interm Credit	LUICTRUU	6,557	54.8	✓
SJNK	SPDR Bbg Barc ShTrm HY	BHY5TRUU	3,849	42.0	✓
SCPB	SPDR Bbg Barc ST Corp	LF99TRUU	3,557	23.1	✓
HYS	PIMCO 0-5 Year HY Corp Bd	HUCD	2,174	34.0	✓
SHYG	iShares 0-5 Yr HY Corp Bd	IBXXSHY1	1,756	14.2	
ITR	SPDR Bbg Barc Interm Cred	LD06TRUU	1,738	11.9	
VCLT	Vanguard LT Corporate	LD07TRUU	1,475	22.1	✓
PHB	PowerShares Fund HY Corp	RAFIHY	1,234	15.0	✓
CRED	iShares US Credit Bond	LUCRTRUU	1,126	9.7	✓
BSCI	Guggenheim BltShrs '18 CB	BSCBI	976	3.6	
BSJI	Guggenheim BulltShr '18 HY	BSJKI	961	5.5	
BSCH	Guggenheim BulletShr '17 Bd	BSCBH	872	3.2	
CLY	iShares 10+Yr Credit	LULCTRUU	871	10.4	✓
BSCJ	Guggenheim BltShrs '19 CB	BSCBJ	756	2.9	
BSCK	Guggenheim BltShrs '20 CB	BSCBK	719	3.5	
BSJH	Guggenheim BulltShr '17 HY	BSJKH	662	2.7	
ANGL	VE Vectrs Fallen Angel HY	H0FA	570	7.1	✓
BSCL	Guggenheim BltShr 2021 CB	BSCBL	557	3.0	
BSJJ	Cggnhm BltShrs '19 HY CB	BSJKJ	539	3.9	
CORP	PIMCO Invest Grade Corp Bd	C0A0	523	5.3	
BSCM	Guggenheim BltShr 2022 CB	BSCBM	407	2.2	
BSJK	Cggnhm BltShrs '20 HY CB	BSJKK	301	2.7	
IBDM	iShares iBonds Dec 2021 Corp	BDM7TRUU	256	1.5	
IBDL	iShares iBonds Dec 2020 CB	BDM4TRUU	234	1.3	
SLQD	iShares 0-5 Yr Inv Gr CB	IBXXSIG1	231	2.3	
IBDK	iShares iBonds Dec 2019 Corp	BDM6TRUU	229	1.2	
LWC	SPDR Bbg Barc LT Corp Bnd	LD07TRUU	198	1.8	
IBDH	iShrs iBonds Dec '18 Corp	BDM1TRUU	187	1.1	
ICHG	ProShrs Inv Grd IntRt Hdgd	CFIIICHG	171	1.5	
IBDN	iShares iBonds Dec 2022 Corp	BDM8TRUU	156	1.0	
BSCN	Guggenheim BltShr 2023 CB	BSCBN	142	1.3	
HYLB	DB X-trckr USD HY CB	SOLHYCTM	137	0.4	
BSCO	Guggenheim BltShr 2024 CB	BSCBO	133	0.6	
IBDJ	iShares iBonds Dec 2017 Corp	BDM5TRUU	128	0.8	
IBDO	iShares iBonds Dec 2023 Corp	BDM9TRUU	114	0.7	
QLTA	iShrs Aaa-A Rated CB	BQF1TRUU	108	0.9	
IBDQ	iShares iBonds Dec 2025 Corp	BDMBTRUU	107	0.7	
IBDB	iShrs iBnds Mar '18 Corp	BI18TRUU	105	0.4	
HYHG	ProShares HY-Int Rate Hdgd	CFIIHYHG	104	0.6	
BSJM	Cggnhm BltShrs '22 HY CB	BSJKM	96	1.2	
BSJL	Cggnhm BltShrs '21 HY CB	BSJKL	92	0.8	
IBDC	iShrs iBnds Mar '20 Corp	BI20TRUU	91	0.2	
IBCC	iShrs iBnd '18 Corp ex-Fin	BM18TRUU	89	1.0	
IBCD	iShrs iBnd '20 Corp ex-Fin	BM20TRUU	86	0.4	
IBDP	iShares iBonds Dec 2024 Corp	BDMATRUU	83	0.6	
IBDD	iShrs iBnds Mar '23 Corp	BI23TRUU	81	0.2	
PFIG	PwrShrs Fundam IG Corp Bd	RAFIIG	63	0.4	
BSCP	Guggenheim BulltShr '25 CB	BSCBP	52	0.4	
IBCE	iShrs iBnd '12 Corp ex-Fin	BM23TRUU	45	0.2	
CJNK	SPDR BofA ML Crossover Bnd	XOVD	37	0.3	
SKOR	FlexSh Cred-Scor US Corp Bd	NTUCCBTR	35	0.3	
CBND	SPDR Bbg Barc IssuerScored	ISCUTRUU	32	0.3	
BSJN	Guggenheim BulltShr '23 CB	BSJKN	27	0.5	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Fixed Income (continued)					
US Credit (continued)					
LDRI	PwrSh LadderRite 0-5Y CorpBd	LDRIG05	$26	$0.2	
IBDR	iShrs iBonds Dec '26 Corpo	BC26SIUU	21	0.4	
BSCQ	Gugg BulletShares 2026 CB	BSCBQ	20	0.2	
HYZD	WT Int Rate Hdgd HY Bond	HZCD	19	0.2	
LKOR	FlxShrs Credit-Scored US CB	NTUCLCBT	13	0.1	
FALN	iShares Fallen Angels USD Bd	BHYFTRUU	11	0.0	
HYND	WT Neg Duration HY Bond	H7CD	11	0.1	
HYXE	iShrs iBxx $ HiYld exO&G CB	IBXXEOG1	10	0.0	
BSJO	Gugg BulletShrs 2024 HY CB	BSJKO	10	0.2	
HYIH	DB X-trckr HY CB Int Rt Hdg	SOLHYIH	9	0.0	
IGIH	DB X-trckr InvGrBd IntRt Hdg	SOLIGIH	5	0.0	
THHY	VE Vectors Treas-Hedg HY	MVTHHY	5	0.0	
US Government					
TIP	iShares TIPS Bond	LBUTTRUU	$21,709	$171.4	✓
SHY	iShares 1-3 Yr Treas	IDCOT1TR	10,745	145.9	✓
IEF	iShares 7-10 Yr Treas	IDCOT7TR	7,231	206.7	✓
IEI	iShares 3-7 Yr Treas	IDCOT3TR	6,020	51.7	✓
TLT	iShares 20+ Yr Treas	IDCOT20T	5,314	1,193.3	✓
SHV	iShares Short Treas	IDCOTSTR	4,094	80.9	✓
VTIP	Vanguard ST Inflat-Protect	LTP5TRUU	2,961	18.5	
GOVT	iShares US Treas Bond	IDCOTCTR	2,714	23.0	
TDTT	FlxShr 3Y Tgt Dur TIPS	IBXXTD3T	1,893	3.4	✓
BIL	SPDR Bbg Barc 1-3M T-Bill	LD12TRUU	1,724	39.5	✓
SCHP	Schwab US	LBUTTRUU	1,682	12.4	✓
SCHO	Schwab Short-Term US Treas	LT01TRUU	1,392	12.3	
STPZ	PIMCO 1-5 Year US TIPS	GVQI	1,110	4.2	
VGSH	Vanguard ST Govt	BFA3TRUU	1,033	8.0	
VGIT	Vanguard Interm Govt	BGF3TRUU	945	9.8	
STIP	iShares 0-5Yr TIPS Bond	LTP5TRUU	908	5.2	
IPE	SPDR Bbg Barclays TIPS	BCIT1T	828	3.3	
SCHR	Schwab Inter-Term US Treas	LT31TRUU	812	5.7	
TDTF	FlxShr 5Y Tgt Dur TIPS	IBXXTD5T	689	2.3	
ITE	SPDR Bbg Barc Interm Treas	LT08TRUU	514	3.7	
TLH	iShares 10-20Yr Treas	IDCOT10T	484	11.2	✓
VGLT	Vanguard LT Govt	BGFLTRUU	476	13.5	
TLO	SPDR Bbg Barc LT Treasury	LUTLTRUU	437	9.7	
EDV	Vanguard Extend Dur Treas	BSEPTRUU	432	10.7	
PLW	PwrShrs 1-30 Ladder Treas	MRTSYA	192	1.1	
ZROZ	PIMCO 25+Yr Zero Coup US	STPL	166	6.4	✓
SST	SPDR Bbg Barc ST Treasury	LTR1TRUU	148	1.9	
TUZ	PIMCO 1-3 Yr US Treas	G1O2	137	1.6	
LTPZ	PIMCO 15+ Year US TIPS	G8QI	108	1.1	✓
TIPX	SPDR Bbg Barc 1-10 Yr TIPS	BCIT3T	96	0.7	
TIPZ	PIMCO Broad US TIPS	G0QI	65	0.8	
GBIL	GS Treasury Access 0-1 Yr	CFIIU0CS	45	1.0	
SIPE	SPDR Bbg Barc 0-5 Yr TIPS	BCIT0T	10	0.1	
Aggregate and Other					
AGG	iShares Core US Agg Bond	LBUSTRUU	$42,125	$319.7	✓
BND	Vanguard Total Bond Market	LBUFTRUU	31,756	180.8	✓
BSV	Vanguard Short-Term Bond	BFA1TRUU	19,588	122.7	✓
BIV	Vanguard Interm Bond	BFA0TRUU	11,675	67.9	✓
MBB	iShares MBS	LUMSTRUU	9,268	57.2	✓
BKLN	PwrShr Senior Loan Portfol	SPBDLL	8,266	89.7	✓
FLOT	iShares Floating Rate Bond	BFU5TRUU	4,280	38.5	✓
SCHZ	Schwab US Aggregate Bond	LBUSTRUU	3,394	20.8	
CWB	SPDR Bbg Barc Convert Bond	BCS5TRUU	3,101	42.3	✓
VMBS	Vanguard MBS	LMBGTRUU	2,996	16.3	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.

* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide January 2017 | 11

FICC

Exchange Traded Funds (ETFs) FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Fixed Income (continued)					
Aggregate and Other (continued)					
GVI	iShares IntermGov/Crd	LF97TRUU	$2,218	$13.1	✓
BLV	Vanguard Long-Term Bond	BFALTRUU	1,753	25.4	✓
BNDS	SPDR Bbg Barc Aggreg Bond	LBUSTRUU	1,224	7.4	
BAB	PowerShares Build America	BABS	987	6.5	
IUSB	iShrs Core Total USD BdMkt	LC07TRUU	802	2.4	
FLRN	SPDR Bbg Barc IG FloatRate	BFU5TRUU	747	3.9	
ISTB	iShares Core 1-5 Yr USD Bd	BUH1TRUU	626	5.5	
AGZ	iShares Agency Bond	LUAATRUU	610	2.3	
SNLN	Highland/iBoxx Senior Loan	IBXXLLTR	485	4.9	✓
VBND	Vident Core US Bond Strategy	VUBDX	481	1.3	
MBG	SPDR Bbg Barc MBS	LUMSTRUU	319	2.1	
CMBS	iShares CMBS Bnd	LUCMTRUU	219	2.8	
AGGP	IQ Enhanced Core Plus Bd US	IQAGGPT	211	1.8	
GBF	iShares Govt/Credit	LUGCTRUU	186	2.1	
GNMA	iShares GNMA Bond	LGNMTRUU	164	1.6	
ILTB	iShares Core 10+ Yr USD Bd	BUXMTRUU	160	2.0	
AGGY	WT Barc Yd Enhan US Agg Bd	BAYDTRUU	115	0.9	
FLTR	VE Vect Invt Gr Float Rate	MVFLTR	83	0.4	
AGGE	IQ Enhanced Core Bond US	IQAGGET	77	0.8	
NUAG	NuShrs Enhanc Yld US AggBd	USEY	49	0.6	
MBSD	FlexShares Discip Dur MBS	M375	33	0.2	
IMTB	iShrs Core 5-10 Yr USD Bd	BUH5TRUU	25	0.1	
TFLO	iShrs Treas Floating Rate	BTFLTRUU	20	0.2	
AGZD	WT Barc US IntRtHdg US AggBd	BAZDTRUU	19	0.1	
AGND	WT Barc Neg Dur US AggBd	BUAFTRUU	18	0.1	
BYLD	iShares Yield Optimized Bd	MSAABYOT	17	0.1	
ICVT	iShares Convertible Bond	BCT5TRUU	15	0.2	
DWFI	SPDR DW Fixed Inc Alloc	DWAFIR	12	0.5	
RISE	Sit Rising Rate	n/a	11	0.1	
COBO	ProShares USD Covered Bond	COBOUSD	7	0.0	
USFR	WisdomTree Bbg Float Rate	BUSYFL	1	0.0	
International					
EMB	iShares JPM USD EM Bond	JPEICORE	$8,302	$283.8	✓
BNDX	Vanguard Total Intl Bond	BGRCTRUH	6,113	43.2	✓
PCY	PwrShrs EM Sovereign Debt	DBLQBLTR	3,775	48.0	✓
EMLC	VE Vctrs JPM EM Local Curr	GBIEMCOR	2,374	22.5	✓
BWX	SPDR Bbg Barc Intl Treas	LTXUTRUU	1,471	20.8	✓
VWOB	Vanguard EM Govt Bond	BURCTRUU	909	8.2	
IGOV	iShares Intl Treas	SPBDXUTR	652	12.6	✓
WIP	SPDR Citi Int Gov Infl Prot	CFIIWILC	502	4.8	
HYEM	VanEck Vectors EM HY	EMLH	325	4.2	
LEMB	iShares EM Local Curr Bond	BMBNTRUU	293	7.2	✓
IAGG	iShares Intl Aggreg Bond	B10CTRUH	251	4.0	
BWZ	SPDR Bbg Barc ST Intl Treas	LGT3TRUU	174	0.9	
PICB	PwrShr Intl Corp Bond	SPBDICBN	163	1.9	
IBND	SPDR Bbg Barc Intl Corp Bd	BG1BTRUU	132	2.0	
IHY	VanEck Vectors Intl HY Bd	HXUS	131	1.1	✓
GHYG	iShares Glb HY Bd	IBOAMZDB	128	0.8	
EBND	SPDR Bbg Barc EM Local Bnd	BLCDTRUU	117	2.9	✓
EMHY	iShares EM HY Bd	MSBIEHTR	103	2.6	
PGHY	PowerShares Glbl ST HY	DBLQSTHY	100	0.9	
ISHG	iShares 1-3 Intl Treas Bd	SPBDXU3T	81	0.5	
HYXU	iShares Intl High Yield Bd	IBOAMZGX	69	1.3	
CEMB	iShares EM Corp Bd	MSBIERTR	58	0.8	
DSUM	PwrShrs Yuan Dim Sum Bd	CCDSBIU	38	0.5	
ICEM	VEVctr EM InvGrd + BB Rtd SB	JPEGIGBB	14	0.0	
EMAG	VanEck Vect EM Agg Bond	MVEMAG	14	0.0	
KCNY	KraneShares E Fund China CP	CSIH0396	13	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Fixed Income (continued)					
International (continued)					
EMSH	ProShares ShTrm USD EM Bd	DBEMPRO	$8	$0.1	
CBON	VE Vctr China AMC China Bond	CDHATRID	7	0.0	
EMIH	DB X-trckr EM Bd In tRt Hdg	SOLEMIH	6	0.0	
IFIX	DB X-trckr Barc Intl CB Hdg	BXCGTRUH	5	0.0	
IGVT	DB X-trckr Barc Intl TreasBd	BGIDTRUH	5	0.0	
GGOV	ProShrs DE Sovereign/SubSov	IBXXXZAB	3	0.0	
HHYX	iShares Curr Hdg Intl HY	IBXXEUST	1	0.0	
Municipal					
MUB	iShares Natl Muni Bond	SPMUNUST	$8,420	$78.7	✓
SHM	SPDR Nuveen Bbg Barc ST MB	LMM1TR	3,398	24.9	✓
TFI	SPDR Nuveen Bbg Barc Muni	LMMITR	2,103	21.4	✓
HYD	VanEck Vectors HY Muni	LMEHTR	1,725	24.4	✓
ITM	VanEck Vectors Interm Muni	LMT2TR	1,480	10.9	✓
SUB	iShares ST Natl Muni Bond	SPMU5YRT	1,453	10.3	
PZA	PwrShrs Natl AMT-Free Muni	UNAP	1,280	9.4	✓
CMF	iShares CA Muni Bond	SPMUNCAT	736	6.4	
VTEB	Vanguard Tax-Exempt Bond	SPMUNUST	716	9.7	
HYMB	SPDR Nuveen S&P HY Muni	SPMUHT	560	8.5	✓
SMB	VanEck Vectors Short Muni	LMT1TR	272	1.5	
NYF	iShares NY Muni Bond	SPMUNNYT	247	1.4	
IBMF	iShrs iBnd 2017 Term Muni	SPMUS17T	200	0.9	
PWZ	PwrShrs Cali AMT-Free Muni	UCAP	197	2.5	
IBMG	iShrs iBnd 2018 Term Muni	SPMUS18T	161	0.8	
MLN	VanEck Vectors Long Muni	LMT3TR	143	1.4	
IBMI	iShrs iBnd 2020 Term Muni	SPMUS20T	142	0.7	
IBMH	iShrs iBnd 2019 Term Muni	SPMUS19T	141	0.7	
SHYD	VE Vectors Short HY Muni	BMHYTR	137	1.0	
IBMJ	iShrs iBnds Dec '21 Muni Bd	SPMUD21T	85	0.7	
IBMK	iShrs iBnds Dec '22 Muni Bd	SPMUD22T	80	0.7	
PVI	PwrShrs VRDO Tax Fr Wkly	BBUSVWFT	77	0.5	
PZT	PwrShrs NY AMT-Free Muni	UNYP	64	0.3	
RVNU	DB X-Trckrs Muni Infr Rev	SOLRVNU	63	0.8	
PRB	VanEck Vectors Pre-Ref Muni	LMPETR	19	0.0	
ITMS	VE Vctr AMT-Free 6-8Yr Mun	BVE6TR	5	0.1	
ITML	VE Vctr AMT-Free 12-17Yr Mun	BVELTR	5	0.0	
Commodities					
GLD	SPDR Gold Shares	GOLDLNPM	$30,827	$1,169.6	✓
IAU	iShares Gold Trust	GOLDLNPM	7,588	92.7	✓
SLV	iShares Silver Trust	SLVRLN	5,664	173.2	✓
USO	United States Oil	n/a	3,059	404.6	✓
DBC	PowerShares DB Commodity	DBLCDBCE	2,485	37.8	✓
GSG	iShares S&P GSCI Comm	SPGSCITR	1,052	4.9	✓
SGOL	ETFS Physical Swiss Gold Sh	GOLDLNPM	961	5.4	✓
DBA	PowerShares DB Agriculture	DBLCDBAE	761	12.4	✓
USCI	US Commodity Index	SDCITR	581	4.2	
UNG	United States Natural Gas	n/a	539	91.2	✓
PPLT	ETFS Physical Platinum Sh	PLTMLNPM	509	5.4	
DBO	PowerShares DB Oil	DBCMOCLE	432	3.9	✓
SIVR	ETFS Physical Silver	SLVRLN	324	2.2	✓
DBB	PowerShares DB Base Met	DBCMYEIM	289	4.5	✓
GLTR	ETFS Physical Prec Metal	GLTRI	277	2.6	
GCC	WT Continuous Commodity	CCITR	224	0.9	✓
DBE	PowerShares DB Energy	DBCMYEEN	197	2.9	✓
PALL	ETFS Physical Palladium	PLDMLNPM	192	2.5	
DGL	PowerShares DB Gold	DBCMOGCE	145	3.6	✓
DBP	PwrShrs DB Precious Metals	DBCMYEPM	138	3.1	✓
USL	United States 12 Month Oil	n/a	124	1.5	✓

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.
* Opt. denotes US listed options trading available on the underlying security.

12 | US ETF & ETN Guide January 2017

Exchange Traded Funds (ETFs) FICC

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Commodities (continued)					
OUNZ	VanEck Merk Gold Shares	n/a	$121	$1.0	✓
BNO	United States Brent Oil Fd	n/a	110	2.1	✓
CORN	Teucrium Corn Fund	TCORN	73	2.2	✓
UGA	United States Gasoline	n/a	67	1.5	✓
WEAT	Teucrium Wheat	TWEAT	66	1.3	✓
DBS	PowerShares DB Silver	DBCMYESI	26	1.4	✓
CMDT	iShrs Commodity Optimized	BCOMRST	22	0.2	
UNL	US 12 Month Natl Gas	n/a	15	0.1	✓
SOYB	Teucrium Soybean	TSOYB	13	0.4	✓
CPER	United States Copper	SCITR	8	0.1	
UHN	US Deisel-Heating Oil	n/a	6	0.1	
CANE	Teucrium Sugar	TCANE	5	0.1	
USAG	United States Agriculture	SDAITR	2	0.0	
TAGS	Teucrium Agricultural Fund	TTAGS	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Currencies					
UUP	PowerShares DB USD Bull	USDUPX	$868	$45.5	✓
FXB	CurrencyShares GBP	n/a	298	14.5	✓
FXC	CurrencyShares CAD	n/a	191	3.7	✓
FXE	CurrencyShares Euro	n/a	180	57.1	✓
FXA	CurrencyShares AUD	n/a	179	1.9	✓
FXY	CurrencyShares JPY	n/a	146	18.7	✓
FXF	CurrencyShares CHF	n/a	146	1.3	✓
DBV	PwrShrs DB G10 Curr	DBCFHX	46	1.4	✓
UDN	PowerShares DB USD Bear	USDDNX	33	0.9	✓
FXS	CurrencyShares SEK	n/a	21	0.1	✓
FXCH	CurrencyShrs Ch Renminbi	n/a	7	0.0	
FXSG	CurrencyShares SGD	n/a	3	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged – FICC					
UCO	ProShares Ult Bbg Crude	BCOMCL	$1,855	$98.5	✓
AGQ	ProShares Ultra Silver	SLVRLN	292	10.2	✓
UGL	ProShares Ultra Gold	GOLDLNPM	107	2.7	✓
TMF	Direxion 20Y+ Treas Bull 3x	IDCOT20T	77	10.1	✓
BOIL	ProShrs Ult Bbg NatGas	BCOMNG	45	3.1	✓
UBT	ProShares Ultra 20+ Treas	IDCOT20T	41	1.4	✓
UST	ProShares Ultra 7-10 Treas	IDCOT7TR	26	1.4	✓
ULE	ProShares Ultra Euro	n/a	12	0.2	✓
YCL	ProShares Ultra Yen	n/a	6	0.1	✓
TYD	Direxion 7-10Y Tres Bull 3x	IDCOT7TR	4	0.1	✓
UJB	ProShares Ult High Yield	IBOXHY	3	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Inverse – FICC					
TBT	ProShares UltSh 20+ Treas	IDCOT20T	$2,101	$93.6	✓
TBF	ProShares Short 20+ Treas	IDCOT20T	714	16.3	✓
TMV	Direxion 20Y+ Treas Bear 3x	IDCOT20T	442	21.5	✓
EUO	ProShares UltraSh Euro	n/a	339	9.3	✓
YCS	ProShares UltraSh Yen	n/a	309	9.1	✓
PST	ProShares UltSh 7-10 Treas	IDCOT7TR	147	0.9	✓
SJB	ProShares Short High Yield	IBOXHY	119	3.4	✓
SCO	ProShares UltSh Bbg Crude	BCOMCL	105	63.7	✓
TTT	PrShrs UltPro Sh 20+Y Trea	IDCOT20T	92	1.1	✓
GLL	ProShares UltraSh Gold	GOLDLNPM	50	2.9	✓
TBX	ProShares Short 7-10 Treas	IDCOT7TR	32	0.3	
TYO	Direxion 7-10Y Tres Bear 3x	IDCOT7TR	30	0.2	✓
ZSL	ProShares UltSh Silver	SLVRLN	23	2.8	✓
EUFX	ProShares Short Euro	n/a	16	0.1	✓
CROC	ProShares UltraShort AUD	n/a	16	0.2	✓
DNO	United States Short Oil	n/a	10	0.8	✓
TYBS	Direxion 20+ Yr Treas Bear	IDCOT20T	5	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Inverse – FICC (continued)					
HYDD	Direxion High Yield Bear 2X	LHVLTRUU	$5	$0.0	
KOLD	ProShrs UltSh Bbg NatGas	BCOMNG	5	0.8	✓
SAGG	Direxion Ttl Bnd Mkt Bear	LBUSTRUU	3	0.0	
TBZ	ProShr UltShrt 3-7 Treas	IDCOT3TR	3	0.0	
TYNS	Direxion 7-10 Yr Treas Bear	IDCOT7TR	1	0.0	
TPS	ProShares UltraShort TIPS	LBUTTRUU	1	0.0	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.
* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide January 2017 | 13

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Exchange Traded Funds (ETFs) Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Active					
MINT	PIMCO Enhan Short Matur	n/a	$5,671	$40.1	✓
TOTL	SPDR Doubleline TR Tactical	n/a	3,051	19.4	
NEAR	iShrs Short Maturity Bond	n/a	2,430	24.8	
BOND	Pimco Total Return Active	n/a	2,169	16.0	✓
EMLP	Frst Trst NA Energy Infra	n/a	1,566	7.3	✓
FPE	First Trust Pref Sec & Inc	n/a	1,556	11.3	✓
SRLN	SPDR Blackstone/GSO SrLoan	n/a	1,239	8.0	
HYLS	First Trust Tactical HY	n/a	1,097	7.6	
FTSL	First Trust Senior Loan	n/a	973	7.8	
GSY	Guggenheim Enh Sh Duration	n/a	952	8.9	
FTSM	FT Enhanced Short Maturity	n/a	534	8.3	
PDBC	PwrSh DB Opt Yld Div Cmdty	DBLCIX	465	5.3	
LMBS	FT Low Duration Opport	n/a	350	5.0	
RIGS	Riverfront Strat Income	n/a	328	0.8	
YLD	Principal Edge Active Income	n/a	280	0.1	
MUNI	PIMCO Intermediate Muni	n/a	278	2.0	✓
WBII	WBI Tactical Income	n/a	266	1.8	
FLTB	Fidelity Ltd Term Bond	LD04TRUU	266	2.5	
MINC	AdvShr Newfleet Multi-Sect	n/a	260	1.5	
ELD	WisdomTree EM Local Debt	n/a	222	3.6	✓
WDTI	WisdomTree Mng'd Fut Strat	WTMFTR	220	1.6	
FBND	Fidelity Total Bond	LBUSTRUU	220	2.2	
HYGH	iShrs Int Rate Hedg HY Bd	n/a	207	1.8	
USDU	WisdomTree Bbg USD Bullish	n/a	205	2.0	✓
COMT	iShares Commod Select Strat	n/a	204	2.7	
WBIH	WBI Tactical High Income	n/a	204	0.9	
NFLT	Virtus Newfleet MultiSect Bd	n/a	198	1.3	
AMZA	InfraCap MLP	n/a	198	2.6	
HYLD	Peritus High Yield	n/a	197	1.1	✓
GAL	SPDR SSgA Glb Allocation	n/a	191	0.7	
TTFS	AdvsrShrs Wilshire Buyback	n/a	188	0.6	
FTSD	Franklin Lbrty Sh Dur USGov	n/a	170	0.5	
HDGE	AdvsrShrs Ranger Eqty Bear	n/a	160	3.1	✓
RAVI	FlxShr Ready Access VarInc	n/a	158	1.3	
FTGC	FT Glb Tactical Commod Str	n/a	151	4.3	
BLHY	Virtus Newfleet Dyn Credit	n/a	138	5.9	
SYLD	Cambria Shareholder Yield	n/a	130	0.3	
FTLS	First Trust L/S Equity	n/a	120	0.9	
FIBR	iShrs Edge US FixInc Bal Rsk	n/a	99	0.5	
INKM	SPDR SSgA Income Allocation	n/a	99	0.3	
HTUS	Hull Tactical US	n/a	96	0.6	
RLY	SPDR SSgA Multi-Asset Real	n/a	90	0.5	
PHDG	PS S&P Downside Hdgd	SPVQDTR	89	0.5	✓
FMB	First Trust Managed Muni	n/a	88	1.1	
HOLD	AdvsrShrs Sage Core Reserv	n/a	87	0.5	
FDIV	First Trust Strategic Income	n/a	83	0.9	
WBIC	WBI Tactical SMY Shares	n/a	83	0.3	
WBIG	WBI Tactical LCY Shares	n/a	79	0.3	
ILB	PIMCO Glb Inflation-Linked	n/a	77	0.4	
LDUR	PIMCO Low Duration Active	n/a	73	0.5	
SMMU	PIMCO Short Term Muni Bon	n/a	68	0.5	
WBID	WBI Tactical SMS Shares	n/a	67	0.3	
WBIL	WBI Tactical LCS Shares	n/a	66	0.3	
WBIB	WBI Tactical SMV Shares	n/a	65	0.3	
RFDI	FT RiverFront Dyn Dev Intl	n/a	64	0.7	
WBIF	WBI Tactical LCV Shares	n/a	63	0.3	
QVAL	ValueShares US Quant Value	n/a	63	0.2	
WBIA	WBI Tactical SMG Shares	n/a	62	0.3	
TUTT	Tuttle Tactical Mgmt US Core	n/a	59	0.5	
HUSV	FT Hrzn Mngd Vol Domestic	n/a	57	0.7	
Active (continued)					
EMCB	WisdomTree EM Corp Bond	n/a	$56	$1.4	
WBIE	WBI Tactical LCG Shares	n/a	55	0.2	
JPHF	JPM Diversif Alternatives	n/a	54	0.7	
FLCO	Franklin Liberty Invest Grd	LUACTRUU	53	0.8	
VRIG	PwrShrs Variable Rt InvGrd	n/a	50	0.4	
CEW	WisdomTree EM Curr Strat	n/a	47	0.2	✓
FTHI	First Trust High Income	n/a	47	0.3	
LQDH	iShrs Int Rate Hedg CorpBd	n/a	47	0.5	
CYB	WisdomTree CNY Strategy	n/a	43	0.2	✓
IVAL	ValueShrs Int'l Quant Value	n/a	41	0.2	
DIVY	Reality Shares DIVS	n/a	40	0.3	
FCOR	Fidelity Corporate Bond	LUCRTRUU	40	0.4	
GMOM	Cambria Global Momentum	n/a	39	0.3	
DI	PIMCO Divers Income Active	n/a	38	0.2	
FFTY	Innovator IBD 50	n/a	37	0.3	
VNLA	Janus Shrt Duration Income	n/a	35	0.5	
MEAR	iShares Sh Maturity Muni Bd	n/a	35	0.4	
ALD	WisdomTree Asia Local Debt	n/a	30	0.2	
STOT	SPDR DoubleLine Sh Dur TR	LU13TRUU	30	0.5	
QMOM	MomentumShares US QuantMom	n/a	29	0.1	
FLRT	Pacific Asset Enhan Float RT	n/a	28	0.0	
PSR	PwrShrs Active US RE	FNERTR	26	0.1	
FWDD	Madrona Domestic	n/a	26	0.1	
IMOM	MomentumShrs Intl QuantMom	n/a	26	0.2	
HDMV	FT Hrzn Mngd Vol Dev Intl	n/a	26	0.3	
GTO	Guggenheim Total Return Bnd	n/a	26	0.5	
JPHY	JPMorgan Disciplined HY	n/a	25	0.3	
SMCP	Alphamark Actively Mngd SC	n/a	25	0.0	
EMTL	SPDR DoubleLine EM Fix Inc	JBCDCPPI	24	0.2	
AADR	AdvisorShares DW ADR	n/a	23	0.2	
VALX	Validea Market Legends	n/a	23	0.0	
BZF	WisdomTree BRL Strategy	n/a	21	0.3	✓
RFEU	FT RiverFront Dyn Europe	n/a	21	0.2	
TUTI	Tuttle Tctcl Mgmt MultiStrat	n/a	20	0.2	
FEMB	First Trust EM Local Curr Bd	n/a	20	0.2	
ICSH	iShares Ultra Short-Term Bd	n/a	20	0.2	
FCVT	FT SSI Strategic Convert	n/a	20	0.2	
RFDA	RiverFront Dyn US Div Advan	n/a	19	0.2	
FWDB	Madrona Global Bond	n/a	19	0.0	
ARKQ	ARK Industrial Innovation	n/a	18	0.0	
GEUR	AdvsrShrs Gartman Gold/EUR	n/a	18	0.4	
ARKW	ARK Web x.0	n/a	18	0.1	
AUNZ	WisdomTree AU & NZ Debt	n/a	17	1.2	
GYEN	AdvsrShrs Gartman Gold/Yen	n/a	17	0.2	
VEGA	AdvShrs STAR Glb BuyWrite	n/a	17	0.0	
FCEF	FT CEF Income Opportunity	n/a	16	0.2	
MATH	Meidell Tactical Advantage	n/a	15	0.1	
ARKK	ARK Innovation	n/a	15	0.1	
FWDI	Madrona International	n/a	15	0.1	
UTES	Reaves Utilities	n/a	15	0.1	
WBIR	WBI Tactical Rotation Shrs	n/a	14	0.3	
ULST	SPDR SSgA Ultra Short Term	n/a	14	0.3	
RFFC	RiverFront Dyn US Flex-Cap	n/a	14	0.2	
MVIN	Natixis Seeyond Intl MinVol	n/a	14	0.2	
SYG	SPDR MFS Systematic Growth	n/a	13	0.0	
RFCI	RiverFront Dynamic Income	n/a	12	0.1	
RFEM	FT RiverFront Dynamic EM	n/a	11	0.2	
ICN	WisdomTree INR Strategy	n/a	11	0.0	✓
MCEF	FT Muni CEF Income Opportu	n/a	10	0.2	
HUSE	US Market Rotation Strat	n/a	10	0.1	✓

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.
* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide January 2017 | 15

Specialty

Exchange Traded Funds (ETFs) Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Active (continued)					
RCOM	Elkhorn Fundamental Commod	n/a	$10	$0.1	
CLYH	iShares IntRt Hdg 10+ Yr CB	n/a	10	0.1	
PMPT	iSectors Post-MPT Growth	n/a	10	0.1	
FMF	FT Mrnngstr Mngd Fut Strat	MSDIDFTL	9	0.0	
CWS	AdvisorShares Focused Eqy	n/a	9	0.2	
KOR	AdvisorShrs KIM Korea Eqy	n/a	9	0.0	
ARKG	ARK Genomic Revol Multi-Sec	n/a	8	0.1	
TTAC	TrimTabs Float Shrink	n/a	8	0.1	
DIVI	AdviShrs Athena High Div	n/a	8	0.0	
RFAP	FT RiverFront Dyn AsiaPac	n/a	8	0.0	
SOVB	Cambria Sovereign HighYld Bd	n/a	8	0.1	
GMTB	Columbia Core Bond	n/a	8	0.0	
GTAA	AdvShrs Morg Creek Glob Tact	n/a	8	0.0	
DWAC	Elkhorn Commodity Rotation	n/a	8	0.2	
CRDT	WisdomTree Strategic CB	n/a	7	0.0	
LALT	PwrShrs Multi-Strat Altern	n/a	7	0.1	
VMIN	REX VolMAXX Sh Wkly Fut	n/a	7	0.3	✓
RFUN	RvrFrnt Dyn Unconstrain Inc	n/a	7	0.1	
OILK	Proshares K-1 Free Crude	n/a	7	0.2	
HECO	EcoLogical Strategy	n/a	6	0.0	✓
SYE	SPDR MFS Systematic Core	n/a	6	0.0	
VAMO	Cambria Value and Momentum	n/a	6	0.0	
QEH	QAM Equity Hedge	n/a	6	0.0	
FTLB	First Trust Low Beta	n/a	5	0.0	
GMMB	Columbia Interm Muni Bond	n/a	5	0.0	
FLLV	Franklin Liberty US LowVol	n/a	5	0.0	
UBND	WT Western Asset Unconstrain	n/a	5	0.0	
GIVE	AdvisorShares Global Echo	n/a	5	0.1	
FUT	ProShrs Mngd Futures Strat	SPSFIT	4	0.0	
RRF	WisdomTree Glb Real Return	n/a	4	0.5	
EMBH	iShares IntRt Hdg EM Bond	n/a	4	0.0	
WYDE	ProSh CDS Short N Am HY Cred	n/a	3	0.0	
SCAP	AdvisorShares Cornerstone SC	n/a	3	0.0	
BNDC	Flexshares Core Select Bnd	n/a	3	0.0	
FAAR	FT Alterna Absolute Return	n/a	3	0.0	
SYV	SPDR MFS Systematic Value	n/a	3	0.0	
DIVO	Amplify YldShrs CWP Div&Opt	n/a	3	0.2	
VMAX	REX VolMAXX Long VIX Fut	n/a	2	0.2	✓
MAUI	AdvShrs Mkt Adap Uncons Inc	n/a	1	0.0	
PRME	FT Heitman GlbPrimeRealEst	n/a	1	0.1	
Fundamental					
PRF	PowerShares FR US 1000	FR10XTR	$4,693	$13.5	✓
FNDX	Schwab Fund US Large Comp	RUFUSLTU	1,921	7.7	✓
FNDF	Schwab Fund Intl Lrg Comp	RUFDXLNU	1,708	6.3	✓
PRFZ	PowerShares FR US 1500	FR15USTR	1,592	3.6	✓
FNDA	Schwab Fund US Small Comp	RUFUSSTU	1,383	5.7	
EPI	WisdomTree India Earnings	WTEMINTR	1,307	73.6	✓
PXF	PowerShares FR DM ex US	TFRX1NU	1,007	4.3	
FNDE	Schwab Fund EM Large Comp	RUFGELNU	874	5.0	✓
EZM	WisdomTree MC Earnings	WTMEITR	775	2.0	
FNDC	Schwab Fund Intl Sml Comp	RUFDXSNU	737	2.9	
PXH	PwrShrs FTSE RAFI EM	TFREMNU	703	4.5	✓
RWL	Oppenheimer LC Revenue	REVWLT	506	2.7	✓
RWJ	Oppenheimer SC Revenue	REVWST	465	2.3	✓
EES	WisdomTree SC Earnings	WTSEITR	465	1.2	
RWK	Oppenheimer MC Revenue	REVWMT	254	1.0	✓
FNDB	Schwab Fund US Broad Mkt	RUFUSTU	242	0.9	
PDN	PwrShr FR DM x US SmMid	TFRDXUNU	166	0.5	
PXLC	PS Russell Top 200 Pure Gro	RT2PGROT	131	0.3	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Fundamental (continued)					
EPS	WisdomTree Earnings 500	WTEPSTR	$121	$0.2	
PXSV	PS Russell 2000 Pure Value	R2KPVALT	87	0.4	
EZY	WisdomTree LC Value	WTEILVTR	72	1.6	
PXMV	PS Russell MC Pure Value	RMCPVALT	70	0.4	
PXMG	PS Russell MC Pure Growth	RMCPGROT	65	0.1	
EXT	WisdomTree Total Earnings	WTEITR	65	0.2	
PXLV	PS Russell Top 200 Pure Val	RT2PVALT	61	0.3	
EQWL	PwrShrs Russell Top 200 EW	RT2EWTR	33	0.1	
PXSG	PS Russell 2000 Pure Growth	R2KPGROT	29	0.1	
EQWM	PowerShares Russell MC EW	RUMEMCTR	25	0.1	
PAF	PwrShrs FR Asia Pac x JP	TFRAXJNU	25	0.2	
EQWS	PowerShares Russell 2000 EW	RU2ESCTR	16	0.1	
RTR	Oppenheimer ADR Revenue	REVWADRT	14	0.0	
ELKU	Elkhorn FTSE RAFI US Eq Inc	FREIUSAR	3	0.0	
ZLRG	ETFS Zacks Earnings LC US	ZAXERNLT	1	0.0	
ZSML	ETFS Zacks Earnings SC US	ZAXERNST	1	0.0	
Life Cycle and Allocation					
AOR	iShares Core Growth Allocat	SPTGGUT	$991	$6.1	
AOM	iShares Core Moderate Alloc	SPTGMUT	695	5.1	
AOA	iShrs Core Aggressive Alloc	SPTGAUT	570	3.3	
AOK	iShares Core Conserv Alloc	SPTGCUT	347	2.7	
Long/Short					
CSM	ProShares LC Core Plus	CS13030	$543	$2.2	
RINF	ProShrs Inflation Expectat	CFIIRINF	46	0.4	✓
RALS	ProShares RAFI Long/Short	FR10LSTR	41	0.2	
DYLS	WisdomTree Dynamic L/S	WTDLSTR	31	0.3	
BTAL	QuantShr US MktNeu AntBeta	DJTMNABT	6	0.3	
DIVA	QuantShares Hdgd Div Income	IDIVALS	5	0.0	
DYB	WisdomTree Dynamic Bearish	WTDBTR	4	0.1	
CHEP	QuantShr US MktNeu Value	DJTMNSVT	3	0.1	
MOM	QuantShr US MktNeu Moment	DJTMNMOT	2	0.0	
SIZ	QuantShr US MktNeu Size	DJTMNSST	2	0.0	
Quantitative					
Domestic					
USMV	iShares Edge MSCI MinVol USA	M00IMV$T	$12,272	$163.8	✓
SPLV	PwrShrs S&P 500 Low Vol	SP5LVIT	6,257	103.8	✓
QUAL	iShrs Edge MSCI USA QltyFact	M2CXBRF	3,557	28.2	✓
FV	FT Dorsey Wright Focus 5	DWANQFF	2,681	21.0	✓
VLUE	iShrs Edge MSCI USA Val Wgt	M2CXBRE	2,162	13.5	
MTUM	iShares Edge MSCI USA Momen	M2US000$	1,939	17.4	
FEX	First Trust LC AlphaDEX	NQDXLCC	1,469	7.7	✓
PDP	PwrShrs Momentum Portf	DWTL	1,437	7.8	✓
GSLC	GS ActiveBeta US LC Equity	GSLCTR	1,436	9.0	✓
PKW	PowerShares Buyback	DRBTR	1,386	5.4	✓
QAI	IQ Hedge Multi-Strategy	IQHGMST	1,186	5.1	
PWV	PowerShares Dyn LC Val	ILWTR	1,150	3.4	
SPHQ	PowerShares SP500 Quality	SPXQUT	1,093	6.9	✓
TILT	FlxShr Mstar US MktFctTilt	MUFTT	963	1.9	
FTA	First Trust LCVal AlphaDEX	NQDXLCV	957	3.7	
XSLV	PowerShares S&P SC Low Vol	SP6LVIT	889	7.0	
MDIV	FT Multi-Asset Divers Income	NQMAUS	851	3.2	✓
XMLV	PowerShares S&P MC Low Vol	SP4LVIT	796	6.8	
SPHB	PwrShrs S&P 500 High Beta	SP5HBIT	783	13.4	✓
FNX	First Trust MC AlphaDEX	NQDXMCC	724	3.0	
FTC	First Trust LCGro AlphaDEX	NQDXLCG	606	3.0	✓
FYX	First Trust SC AlphaDEX	NQDXSCC	532	3.4	
ONEO	SPDR R1000 Momentum Focus	R1MFFPR	432	0.5	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.

* Opt. denotes US listed options trading available on the underlying security.

16 | US ETF & ETN Guide January 2017

Exchange Traded Funds (ETFs) Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Quantitative (continued)					
Domestic (continued)					
ONEV	SPDR R1000 Low Volatility	R1VFFPR	$409	$0.4	
PTLC	Pacer Trendpilot 750	PWTLC	408	1.7	
CVY	Guggenheim Multi-Asset	ZAXYHTR	406	1.5	✓
PWB	PowerShares Dyn LC Gro	ILHTR	397	1.7	
ONEY	SPDR R1000 Yield Focus	R1YFFPR	384	0.0	
OUSA	O'Shares FTSE US Qual Div	FUSYQVCF	359	3.5	✓
FTCS	First Trust Capital Strng	NQCAPSTT	328	1.9	
CDC	Victory CEMP US100 HighDiv	CEMPULHT	321	1.8	
LRGF	iShrs Edge MSCI Multifac USA	M2WODV	319	2.1	
JHML	John Hancock Multi-Fact LC	JHDMLT	300	2.4	
IYLD	iShes Mstar MultiAsset Inc	MAHIT	278	1.3	
CFO	Victory CEMP US500 EnhanVol	CEMPUSHP	258	1.3	
SIZE	iShrs Edge MSCI USA RiskWgt	M2USRWGT	239	0.8	
PTMC	Pacer Trendpilot 450	PWTMC	222	1.1	
KNOW	Direxion AC Insider Senti	SBRQAMTR	212	1.3	
SMLV	SPDR SSGA US SC Low Vol	RU2LVOLT	196	1.6	
XRLV	PS SP500 Ex-Rt Sens LowVol	SP5LVRUT	190	1.0	
RYJ	Guggenheim RJ SB-1 Equity	RJSBITR	190	0.6	
BFOR	Barron's 400	B400T	188	0.4	✓
JPUS	JPMorgan Diversified Ret US	FTJPUS	180	1.5	
DWAS	PwrShrs DWA SC Momen Portf	DWATLSCT	175	1.1	✓
DEF	Guggenheim Defensive	GUGDEFTR	169	0.6	
USLB	PwrShrs Russell LowBetaEW	R1LBET	159	0.2	
CZA	Guggenheim MC Core	ZAXMCTR	158	0.3	
DWTR	PwrShrs DWA Tact Sect Rot	DWASEC4T	153	1.1	
JHMM	John Hancock Multi-Fact MC	JHDMMT	143	1.3	
PWC	PowerShares Dyn Market	DYITR	138	0.2	
FAB	First Trust MultiCap Value	NQDXMLV	115	0.4	
FYT	Frst Trst SC Val AlphaDEX	NQDXSCV	113	1.1	
CFA	Victory CEMP US 500 VolWgt	CEMPUSLT	113	0.9	
LVHD	Legg Mason LowVol HighDiv	LVHDNR	110	1.0	
FYC	Frst Trst SC Gro AlphaDEX	NQDXSCG	102	0.9	
LVHB	Elkhorn Lunt LowVol/HiBeta	LUNTUSLC	95	1.8	
GVAL	Cambria Global Value	GVAL	89	0.4	
FNY	Frst Trst MC Gro AlphaDEX	NQDXMCG	88	0.8	
DVP	Deep Value ETF	TWMDVP	85	0.2	
FAD	First Trust MultiCap Gro	NQDXMLG	83	0.4	
LGLV	SPDR SSGA US LC Low Vol	RU1LVOLT	80	0.5	
SCIU	Global X Scientific Beta US	SBUXRHMG	76	0.3	
NFO	Guggenheim Insider Sent	NQBUYT	70	0.2	
FNK	Frst Trst MC Val AlphaDEX	NQDXMCV	69	0.6	
PTNQ	Pacer NASDAQ-100 Trendpilot	XNDXTRND	58	0.4	
GURU	Global X Guru Index	GURU	57	0.4	✓
FVL	First Trust Value Line 100	VLFVL	54	0.1	
JPME	JPM Diversif Return US MC	FTJPMETR	44	0.2	
SPXH	Janus Veloc Volatil Hdg LC	SPXHID	44	0.1	
CSF	Vict CEMP US Disc EnhVolWgt	CEMPSMHT	38	0.2	
CIZ	Victory CEMP Dev EnhVolWgt	CEMPDVHG	36	0.4	
JHMF	John Hancock Multi-Fact Finl	JHDMFT	36	0.1	
DEUS	DB X-trckr R1000 EnhanBeta	R1CPFTR	34	0.5	
DWAQ	PwrShrs DWA NASDAQ Mom	DWANQTLT	32	0.1	
GVIP	GS Hedge Industry VIP	GVIPTR	31	0.5	
JHMT	John Hancock Multi-Fact Tech	JHDMTT	30	0.2	
ROUS	Hartford Multifact US Eqy	LROUSLX	27	0.1	
SMLF	iShEdge MSCI Multi USA SC	M2USDM	27	0.2	
JHMH	John Hancock Multi-Fact HC	JHDMHT	27	0.1	
JHMC	John Hancock Multi-Fact CD	JHDMCT	27	0.1	
BEMO	Aptus Behavioral Momentum	APTUS	26	0.2	
JPSE	JPM Diversif Return US SC	FTJPSE	26	0.7	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Quantitative (continued)					
Domestic (continued)					
QINC	FT RBA Quality Income	RBAQI	$24	$0.2	
WBIY	WBI Power Factor High Div	SOLWBIYP	21	1.8	
JHMI	John Hancock Multifact Indu	JHDMI	19	0.2	
FQAL	Fidelity Quality Factor	FIDUSQLT	19	0.4	
CSA	Victory CEMP US SC VolWgt	CEMPUSST	19	0.1	
TRSK	Janus Veloc Tail Risk Hdg LC	TRSKID	18	0.1	
JHME	John Hancock Multifact Ener	JHDME	18	0.1	
JHMA	John Hancock Multifact Mats	JHDMA	18	0.2	
DHVW	Diamond Hill Valuat-Wgt 500	DHVW	17	0.2	
FMK	Frst Trst Mega Cap AlphaDEX	NQDXMEG	16	0.0	
FVAL	Fidelity Value Factor	FIDUSVLT	15	0.4	
JHMU	John Hancock Multifact Util	JHDMU	15	0.1	
JHMS	John Hancock Multifact CS	JHDMS	15	0.1	
MMTM	SPDR SP1500 Momentum Tilt	SPCPMTUT	14	0.1	
QUS	SPDR MSCI USA StratFact	M2USQMAR	13	0.1	
JSMD	Janus Small/Mid Cap Growth	JSMDID	13	0.1	
FDLO	Fidelity Low Vol Factor	FIDUSLVT	12	0.3	
FDMO	Fidelity Momentum Factor	FIDUSMOT	12	0.3	
QMN	IQ Hedge Mkt Neutral Track	IQHGMNB	11	0.1	
DWAT	Arrow DWA Tactical	n/a	9	0.0	
VLU	SPDR S&P 1500 Value Tilt	SPCLVTUT	9	0.1	
MCRO	IQ Hedge Macro Tracker	IQHGMAT	9	0.1	
TUSA	Frst Trst Total US AlphaDEX	NQDXUSB	8	0.1	
SCTO	Global X JPM US Sector Rotat	JPUSSCTO	8	0.1	
SPYB	SPDR S&P 500 Buyback	SPBUYUT	8	0.1	
QLC	FlexShares US Quality LC	NTUQVMTR	7	0.0	
PY	Principal Shareholder Yield	NQSHYLT	7	0.0	
PSET	Principal Price Setters	NQPRCET	7	0.0	
JSML	Janus SC Growth Alpha	JSMLID	6	0.0	
SMMV	iShrs Edge MSCI MinVol US SC	M2CXBRH	5	0.1	
XSHD	PwrShrs S&P SC HiDiv LowVol	SPC6LHUT	5	0.3	
WFHY	WT Fundamental US HiYld CB	WFCHY	5	0.0	
SFHY	WT Fundam US ShTrm HiYld CB	WFCHYS	5	0.0	
SFIG	WT Fundamental US ShTrm CB	WFCIGS	5	0.0	
WFIG	WT Fundamental US Corp Bond	WFCIG	5	0.0	
QVM	Arrow QVM Equity Factor	AIQVM	4	0.0	
DESC	DB X-trckr R2000 Comp Fact	R2CPFTR	3	0.0	
TCHF	iSh Edge MSCI Multifac Tech	M2CXBLI	3	0.0	
FNCF	iSh Edge MSCI Multifac Finl	M2CXBLH	3	0.0	
UDBI	Legg Mason US Diversif Core	DBIUSNR	3	0.0	
MATF	iSh Edge MSCI Multifac Mats	M2CXBLC	3	0.0	
INDF	iSh Edge MSCI Multifac Inds	M2CXBLD	3	0.0	
ERGF	iSh Edge MSCI Multifac Ener	M2CXBLA	3	0.0	
CAPX	Elkhorn SP500 Capital Expend	SPXCAPUT	3	0.0	
OVLC	Guggenheim US LC Optim Vol	GLCOVTR	3	0.0	
CNDF	iShrs Edge MSCI Multifac CD	M2CXBLE	3	0.0	
MRGR	ProShares Merger	SPLSALP	3	0.0	
OUSM	O'Shares FTSE Russ SC Qdiv	FUSCV3TR	3	0.3	
HCRF	iShrs Edge MSCI Multifac HC	M2CXBLG	3	0.0	
SWIN	ALPS/DW Sector Momentum	DWUSSR	3	0.1	
COWZ	Pacer US Cash Cows 100	COWZTR	3	0.3	
UTLF	iSh Edge MSCI Multifac Util	M2CXBLJ	2	0.0	
USMR	Recon Capital US Mngd Risk	SA9UUNGV	2	0.0	
CNSF	iShrs Edge MSCI Multifac CS	M2CXBLF	2	0.0	
SPVU	PowerShares SP500 Value	SPXEVUT	2	0.0	
USSD	WT Strong Dollar US Equity	WTUSSDTR	1	0.0	
SPMO	PowerShares SP500 Momentum	SP500MUT	1	0.0	
USWD	WT WeakDollar US Equity	WTUSWDTR	1	0.0	
OPD	Guggenheim LC Optimiz Divers	WILCODTR	1	0.0	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.
* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide January 2017 | 17

Exchange Traded Funds (ETFs) Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Quantitative (continued)					
International					
EFAV	iShrs Edge MSCI MinVol EAFE	M00IEA$O	$5,904	$75.4	✓
EEMV	iShares Edge MSCI MinVol EM	M00IEF$O	3,660	44.4	✓
ACWV	iShrs Edge MSCI MinVol Glob	M00IWD$O	3,145	18.8	✓
GEM	Goldman Sachs ActiveBeta EM	GEMNR	933	2.2	✓
TLTD	FlxShr Mstar DMxUS FacTilt	MDXUSFTN	697	2.5	
JPIN	JPM Divers Ret Int'l Equity	FTJPINN	582	4.0	
VIDI	Vident International Eqty	VIEQX	573	1.0	
IDLV	PwrSars SP Intl DM Low Vol	SPIDLVUN	390	3.8	
IFV	FT DW Intl Focus 5	DWANQIFF	376	3.2	
GSIE	Goldman Sachs ActBeta Intl	GSIENR	339	2.3	✓
TLTE	FlxShr Mstar EM FactorTilt	MEMMFTN	328	0.8	
FVC	FT Dorsey Wright Dyn Focus 5	DWANQDFF	262	2.3	
FLQE	Franklin LibertyQ EM	FLQE1INR	261	2.1	
FEP	Frst Trst Europe AlphaDEX	NQDXEU	245	2.2	✓
EELV	PowerShares S&P EM Low Vol	SPEMLVUN	245	2.2	✓
GQRE	FlxShrs Glb Qlty Real Est	NTGQRETR	196	0.6	
INTF	iShrsEdge MSCI Multifac Intl	M1WOUDM	193	0.9	
GRES	IQ Global Resources	IQGREST	180	1.6	
FDT	Frst Trst DM exUS AlphaDEX	NQDXDM	165	2.7	
FEM	Frst Trst EM AplhaDEX	NQDXEM	154	1.3	✓
IDLB	PwrShrs FTSE Intl LowBetaEW	FDXULBET	151	0.2	
PIZ	PwrShrs DM Tech Lead	DWADMNTR	149	1.2	✓
PIE	PwrShrs EM Technical Lead	DWAEMNTR	142	1.6	✓
QEMM	SPDR MSCI EM StratFact	M1EFQMR	132	0.5	
DWIN	PwrShrs DWA Tact MultiAsset	DWAMAIT	114	1.1	
FLN	Frst Trst LatAm AlphaDEX	NQDXLA	113	1.4	
FBZ	Frst Trst Brazil AlphaDEX	NQDXBR	105	0.5	
FSZ	First Trust CH AlphaDEX	NQDXCH	100	0.6	
GYLD	Arrow DJ Global Yield	DJGYLDT	99	0.7	
FGM	First Trust DE AlphaDEX	NQDXDE	98	0.4	
FEMS	First Trust EM SC AlphaDEX	NQDXEMSC	98	1.3	
IPKW	PwrShrs Intl BuyBack Achiev	DRBXUSN	97	0.4	
QEFA	SPDR MSCI EAFE StratFact	M1EAQMR	88	0.7	
JPGE	JPMrgn Divers Return GblEq	FTJPGEN	78	0.3	
IVLU	iShares Edge MSCI Intl Val	M1WOUEV	64	0.2	
JPEM	JPMorgan Diversif Return EM	FTJPEMN	63	0.7	
JPEU	JPM Diversif Return Europe	FTJPEUTR	59	0.1	
KLDW	GaveKal Knowledge Leadrs Dev	KNLGX	57	0.4	
FJP	Frst Trst Japan AlphaDEX	NQDXJP	49	2.1	
SGQI	Janus SG Global Qual Incom	SGQINTRD	43	0.0	
JPMV	iShrs Edge MSCI MinVol Japan	M1JPMVOE	41	0.5	
RODM	Hartford Multifact DM exUS	LRODMX	39	0.2	
TLEH	FlxShr CurrHdg MSTAR EM	MSEGEMHN	35	0.1	
FPA	Frst Trst AP xJP AlphaDEX	NQDXAXJ	34	0.3	
GSJY	Goldman Sachs ActiveBeta JP	GSJYNR	34	0.1	
OEUR	O'Shrs FTSE Europe QualDiv	FDEFQVY5	34	0.3	
QGTA	IQ Leaders GTAA Tracker	IQGTAAT	34	0.1	
EUMV	iShrs Edge MSCI MinVol Eur	M00IER$O	31	0.4	
EMGF	iShrs Edge MSCI Multifac EM	M1EMDV	30	0.1	
GSEU	Goldman Sachs ActiveBeta Eur	GSEUNR	30	0.1	
JPIH	JPM Divers Ret Intl CurrHdg	FTJPINH	29	0.0	
FKU	First Trust UK AlphaDEX	NQDXGB	28	0.5	
ROAM	Hartford Multifactor EM	LROAMX	28	0.1	
FYLD	Cambria Frgn Sharehld Yld	FYLD	26	0.1	
QWLD	SPDR MSCI World StratFact	M1WOQMR	26	0.0	
JHMD	John Hancock Multi DevIntl	JHDMDT	25	1.5	
CEZ	Victory CEMP EM Vol Wgt	CEMPEMT	25	0.2	
JPEH	JPM Divers Ret Eur CurrHdg	FTJPEHTR	25	0.0	
CID	Vict CEMP Intl HiDiv VolWgt	CEMPIDT	24	0.3	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Quantitative (continued)					
International (continued)					
PTEU	Pacer Trendpilot European	GPTRP001	$23	$0.1	
EMCG	WisdomTree EM Consumer Gro	WTEMCGTR	22	0.2	
IDHQ	PwrShrs SP Intl Dev HiQual	SPQDXUUN	21	0.1	
IQLT	iShares Edge MSCI Intl Qual	M1WOUNQ	20	0.1	
TLDH	FlxShr CurrHdg MSTAR DMxUS	MSEGDMHN	20	0.1	
QCAN	SPDR MSCI CA StratFact	M1CAQMAR	19	0.1	
ALTS	ProSh Mrngstr Alt Solution	DIVALTT	16	0.1	
FLQG	Franklin LibertyQ Glob Eqty	FLQG1INR	16	0.1	
HGI	Guggenheim Internat Multi	ZAXIH	16	0.0	
IMTM	iShares Edge MSCI Intl Momen	M1WOUMO	15	0.2	
OEUH	O'Shrs FTSE Europe QDiv Hdg	FDEQVY5H	15	0.3	
SCIJ	Global X Scientific Beta JP	SBJURHMN	14	0.0	
QJPN	SPDR MSCI JP StratFact	M1JPQMAR	13	0.1	
QAUS	SPDR MSCI AU StratFact	M1ATQMAR	12	0.2	
HEFV	iShEdg MSCI EAFE MinVolCurHd	M1CXEAH	12	0.1	
SCID	Global X Scientific Beta Eur	SBRXRHMN	12	0.0	
HILO	Columbia EM Quality Div	EGAQLDVT	12	0.0	
CIL	Victory CEMP Intl VolWgt	CEMPDEVT	12	0.1	
ROGS	Hartford Multifact Glb SC	LROGSX	11	0.1	
OASI	O'Shrs FTSE AsiaPac QualDiv	FDAPQVY5	11	0.1	
EMSD	WisdomTree Strong Dollar EM	WTEMSDTR	10	0.0	
FLQH	Frnkln LbrtyQ Intl Eqty Hdg	FLQH1INR	10	0.1	
YDIV	FT NASDAQ Intl Multi-Asset	NQMAXUS	9	0.1	
PERM	Global X Permanent	PERM	9	0.1	
FHK	First Trust HK AlphaDEX	NQDXHK	8	0.1	
FXEU	PS Europe Curr Hdg Low Vol	SPELVUNH	8	1.6	
DWLV	PwrShrs DWA Momen & LowVol	DWAMFGET	8	0.1	
EFFE	Global X JPMorgan Efficiente	JPUSEFFE	7	0.0	
FCAN	First Trust CA AlphaDEX	NQDXCA	7	0.0	
FDTS	Frst Trst DM x US SC AlphaD	NQDDXUSN	7	0.0	
EYLD	Cambria EM Shareholder Yld	EYLD	7	0.1	
EDBI	Legg Mason EM Diversif Core	DBIEMNR	7	0.0	
FEUZ	FT Eurozone AlphaDEX	NQDXEURO	7	0.0	
TCTL	Premise Cap Front Adv Divers	PCFADT	6	0.1	
LVHI	LeggMason Intl LowVolHiDiv	LVHI	6	0.1	
ALTY	Global X SuperDiv Alterna	IALTYT	6	0.1	
AXJV	iShEdge MSCI MinVol AsiaxJP	M1APJVO	6	0.1	
HEMV	iShEdg MSCI EM MinVolCurrHd	M1CXEMH	6	0.1	
BUZ	Sprott Buzz Social Media	BUZZ	5	0.0	
QDEU	SPDR MSCI Germany StratFact	M1DEQMAR	5	0.0	
ISCF	iShEdge MSCI Multi Intl SC	M1WOUMF	5	0.0	
DDBI	Legg Mason DevxUS Diversif	DBIDMNR	5	0.0	
ACWF	iShrsEdge MSCI Multifac Glb	M1WDDV	5	0.0	
DEEF	DB X-trckr FTSE DevxUS EnhB	FDXUCPTR	5	0.5	
ISZE	iShares Edge MSCI Intl Size	M1WOURW	5	0.0	
KLEM	GaveKal Knowledge Leadrs EM	KNLGEX	4	0.1	
FKO	Frst Trst S Korea AlphaDEX	NQDXKR	4	0.5	
OAPH	O'Shrs FTSE AsiaPac QDiv Hdg	FDAQVY5H	4	0.1	
FCA	Frst Trst China AlphaDEX	NQDXCN	4	0.0	✓
EZR	WisdomTree Eur Local Recov	WTELRTR	4	0.0	
HEUV	iShEdg MSCI Eur MinVolCurrHd	M1CXEUH	3	0.0	
FTW	First Trust TW AlphaDEX	NQDXTW	3	0.0	
LVHE	Legg Mason EM LowVol HiDiv	LVHENR	3	0.0	
QED	IQ Hedge Event-Driven Trckr	IQHGEDT	3	0.0	
JUNE	Dhandho Junoon	NOON	3	0.0	
IDHD	PwrShrs S&P IntlDiv LowVol	SPXKLHUN	3	0.0	
HACV	iShEdg MSCI Glob MinVolCurHd	M1CXACH	3	0.0	
DEMG	Deutsche Xtrckr FTSE EM Comp	FECPFRTR	3	0.1	
RGRO	Oppenheimer Glb Growth Rev	REVWGGT	2	0.0	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.
* Opt. denotes US listed options trading available on the underlying security.

18 | US ETF & ETN Guide January 2017

Exchange Traded Funds (ETFs) Specialty

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Quantitative (continued)					
International (continued)					
QGBR	SPDR MSCI UK StratFact	M1GBQMAR	$2	$0.0	
IDMO	PwrShrs SP Intl Dev Momen	SPDUKMUN	2	0.0	
SCIX	Global X Scientif Beta Asia	SBAXRHMN	2	0.0	
QESP	SPDR MSCI Spain StratFact	M1ESQMAR	2	0.0	
ALFI	AlphaClone International	ALFIIX	2	0.0	
QLS	IQ Hedge Long/Short Tracker	IQHGLST	2	0.0	
EEMO	PwrShrs S&P EM Momentum	SPEMPMUN	1	0.0	
FAUS	First Trust AU AlphaDEX	NQDXAU	1	0.0	
GURI	Global X Guru Intl	GURI	1	0.0	
FXJP	PwrShrs JP CurrHdg LowVol	SPJ5LHUN	1	0.0	
HAHA	CSOP China CSI 300 A-H Dyn	CSIH0669	1	0.0	
FXEP	PwrShrs Dev EuroPac CurrHdg	SPEXLUNH	1	0.0	
ASET	FlxShr Real Assets Allocat	NTASETTR	1	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Other					
PFF	iShares US Preferred	SPTREFTR	$17,061	$133.8	✓
AMLP	Alerian MLP	AMZIX	9,995	95.3	✓
PGX	PowerShares Preferred	P0P4	4,341	38.5	✓
PGF	PwrShrs Finan Preferred	WHPSF	1,703	11.5	✓
VRP	PwrShrs Variable Rate Pref	PFLOT	978	7.4	✓
MOAT	VE Vect Mrngstr Wide Moat	MWMFTR	893	3.5	✓
DSI	iShares MSCI KLD 400 Social	TKLD400U	762	3.1	
PCEF	PowerShares CEF Income	CEFXTR	651	2.6	✓
FPX	First Trust US Eqy Opport	IPXO	633	2.8	
PSK	SPDR Wells Fargo Preferred	WAGG	502	5.1	
KLD	iShares MSCI USA ESG Sel	TFSSIU	481	1.5	
MLPA	Global X MLP	MLPAMID	441	2.4	
PFXF	VanEck Vctrs Pref ex Fins	WHPSL	422	3.4	
CRBN	iSh MSCI ACWI Low Carb Targ	M1WDLCT	327	1.7	
PBP	PwrShrs S&P 500 BuyWrite	BXM	288	1.3	
SHE	SPDR SSGA Gender Diversity	SSGAGDIT	276	0.1	
PSP	PwrShr Listed Private Eqty	GLPEXUTR	271	1.8	✓
SPFF	Global X SuperIncome Pref	SPPEYN	223	1.5	
CSD	Guggenheim S&P Spin-Off	SPUSSOUT	202	0.9	✓
VIXY	ProShares VIX ShTrm Fut	SPVXSPID	147	75.7	✓
AIRR	FT RBA American Indus Ren	RBAAIR	146	1.5	
EQL	ALPS Equal Sector Weight	BASMLESW	146	0.4	
MLPX	Global X MLP&Energy Infra	SOLMLPX	143	0.9	✓
MNA	IQ Merger Arbitrage	IQMNAT	142	1.3	
BIZD	VanEck Vectors BDC Income	MVBIZDTG	141	0.8	
LOWC	SPDR MSCI ACWI Low Carb Targ	M1WDLCT	129	0.1	
YYY	YieldShares High Income	YLDA	121	0.9	
SPYX	SPDR SP5 Foss Fuel ResFree	SP5F3UP	114	0.2	
ESGD	iShrs MSCI EAFE ESG Select	M1CXBLW	108	0.1	
YMLP	VanEck Vctrs High Income MLP	YMLP	97	0.5	✓
CATH	Global X SP500 Catholic Val	SPXCVUT	81	0.6	
XMPT	VanEck Vectors CEF Muni	CEFMXTR	75	1.1	
ZMLP	Direxion Zacks MLP HighInc	ZAXLPTR	73	0.4	
HSPX	Horizons SP500 CoveredCall	SPXCC	65	0.3	
QYLD	Recon Cap NASDAQ-100 CC	BXN	60	0.4	
IPFF	iShares Intl Pref Stck	SPPRIUN	57	1.6	✓
VIXM	ProShares VIX MdTrm Fut	SPVXMPID	42	1.8	✓
ESGE	iShrs MSCI EM ESG Optimize	M1CXBLX	40	0.1	
YMLI	VE Vctrs High Inc Infr MLP	YMLI	37	0.2	
KRMA	Global X Conscious Comps	KRMATR	35	0.3	
HDG	ProShares Hedge Replicate	MLEIFCTX	34	0.2	
GAA	Cambria Global Asset Alloc	GAATR	32	0.2	
MOTI	VE Vctrs MStar Intl Moat	MGEUMFUN	32	0.2	
HVPW	US Eqy High Vol Put Write	PUTWRT	31	0.3	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Other (continued)					
EFAX	SPDR MSCI EAFE FossFuel Res	M1CXSGA	$31	$0.5	
PUTW	WTree CBOE SP500 PutWrite	PUT	30	0.5	
CPI	IQ Real Return	IQHGCPIT	28	0.1	
ENFR	Alerian Energy Infrastruct	AMEI	23	0.2	
ESGL	Oppenheimer ESG Revenue	REVWESGT	22	0.0	
ESGF	Oppenheimer Global ESG Rev	M1CXOHA	18	0.0	
MPCT	iShrs Sustain MSCI Glb Imp	M1CXBLRV	17	0.2	
IBLN	Direxion iBillionaire Index	BILLIONR	14	0.1	
PEX	ProSh Glbl Listed Priv Eqy	LPXDITU	14	0.1	
ACSI	American CustSatis CoreAlpha	ACSIITR	14	0.3	
FLAG	WeatherStorm Forens Accnt	FLAGLSX	13	0.2	
EPRF	Elkhorn S&P High Qlty Pref	SPPHQUT	13	0.2	
IPO	Renaissance IPO	IPOUSA	13	0.1	
EQLT	Alps Workplace Portfolio	LGBTEQLT	12	0.0	
NUSC	NuShares ESG Small-Cap	M2CXTNCR	11	0.5	
MLPJ	Global X Junior MLP	SOLMLPJ	9	0.0	
ETHO	Etho Climate Leadership US	ETHO	8	0.1	
NASH	Nashville Area	NASHVILL	8	0.0	
HIPS	Master Income	TFMSHIPS	8	0.1	
ESGG	FlxSh STOXX Glob ESG Impact	SXEIMGV	8	0.0	
ESGU	iShrs MSCI USA ESG Optimiz	M2USESG	7	0.0	
YLCO	Global X Yieldco Index	IYLCOT	7	0.0	
GENY	Principal Millennials	NQGMOIT	6	0.1	
NULG	NuShares ESG LC Growth	M2CXTNAR	6	0.3	
NULV	NuShares ESG LC Value	M2CXTNBR	6	0.3	
ESGS	Columbia Sustain US Eqty Inc	M2CXCTA	6	0.0	
ESGW	Clmbia Sustain Glob Eqty Inc	M1CXCTC	5	0.0	
EEMX	SPDR MSCI EM FossFuel ResFr	M1CXSGB	5	0.1	
ESG	FlxShrs STOXX US ESG Impact	SXEIMUV	5	0.0	
ESGN	Clmbia Sustain Intl Eqty Inc	M1CXCTB	5	0.0	
NUMG	NuShares ESG MC Growth	M2CXTNDR	5	0.3	
NUMV	NuShares ESG MC Value	M2CXTNER	5	0.3	
OLD	The Long-Term Care ETF	OLDID	5	0.1	
MILN	Global X Millennials Themat	IMILN	4	0.0	
TOFR	USCF ETF Trust - Stock Split	SPX	4	0.0	
VIXH	FT CBOE SP5 VIX Tail Hedge	VXTH	4	0.0	
SPUN	VanEck Vectors Glb Spin-Off	GSPIN	3	0.0	
KFYP	KraneShares Zacks New China	ZAXKFYPN	3	0.2	
GHS	REX Gold Hedged S&P 500	SPDGL5UT	3	0.0	
FPXI	First Trust Int'l IPO	IPXI	3	0.4	
GHE	REX Gold Hedged FTSE EM	FTEMGDN	3	0.0	
FITS	The Health and Fitness ETF	FITSID	3	0.0	
ORG	The Organics ETF	ORGID	2	0.0	
SLIM	The Obesity ETF	SLIMID	2	0.0	
XSOE	WisdomTree EM ex-SOEs	EMXSOETR	2	0.0	
IPOS	Renaissance Int'l IPO	IPOXUS	2	0.0	
LNGR	Global X Longevity Thematic	ILNGR	2	0.0	
BFIT	Global X Health & Wellness	IBFIT	1	0.0	
ACTX	Global X Guru Activist	ACTX	1	0.0	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.
* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide January 2017 | 19

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Exchange Traded Notes (ETNs) ETNs

Commodities

General

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
DJP	iPath Bloomberg Commodity	BCOMTR	$982	$8.4	✓
RJI	Elements Rogers Commod	ROGRTR	252	1.3	✓
DJCI	ETRACS Bbg Commodity	BCOMTR	139	0.1	
GSC	GS Connect S&P GSCI Enh	SPGSESTR	119	0.0	
UCI	ETRACS CMCI Total Return	CMCITR	96	0.5	
BCM	iPath Pure Beta Broad Comm	BCC1C1PT	47	0.2	
GSP	iPath GSCI Total Return	SPGSCITR	31	0.4	
UCIB	ETRACS UBS Bbg ConsMatComm	CMCITR	21	0.0	
CSCR	CS X-Links Commoditt Rotat	CSCUBKTR	1	0.0	
SBV	iPath Pure Beta S&P GSCI-Wgt	BCC2C1PT	1	0.0	

Specific

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
OIL	iPath S&P GSCI Crude Oil	SPGSCLTR	$832	$16.6	✓
JO	iPath Bloomberg Coffee	BCOMKCTR	144	4.5	✓
RJA	Elements Rogers Agricult	ROGRAGTR	111	0.3	✓
JJG	iPath Bloomberg Grains	BCOMGRTR	105	1.9	✓
JJC	iPath Bloomberg Copper	BCOMHGTR	63	1.5	✓
OILB	iPath Ser B S&P GSCI Crude	SPGSCLTR	55	0.0	
SGG	iPath Bloomberg Sugar	BCOMSBTR	40	2.6	✓
COW	iPath Bloomberg Livestock	BCOMLITR	36	0.7	✓
OIIL	CS X-Links WTI Crude Oil	BCOMCLTR	35	0.1	
OILX	ETRACS S&P GSCI Crude TR	SPGSCLTR	32	0.1	
OLEM	iPath Pure Beta Crude Oil	BCC2CLPT	29	0.1	
PTM	ETRACS UBS Long Platinum	CTPLTR	21	0.2	✓
NIB	iPath Bloomberg Cocoa	BCOMCCTR	20	0.5	✓
JJA	iPath Bloomberg Agriculture	BCOMAGTR	18	0.1	
RJN	Elements Rogers Energy	ROGRENTR	13	0.1	✓
BAL	iPath Bloomberg Cotton	BCOMCTTR	13	0.8	✓
RJZ	Elements Rogers Metals	ROGRIMTR	12	0.1	
JJN	IPath Bloomberg Nickel	BCOMNITR	10	0.2	
OLO	DB Crude Oil Long	DBODIX	10	0.0	
JJM	iPath Bloomberg Industrial	BCOMINTR	8	0.1	
FUD	ETRACS CMCI Food	CMFOTR	8	0.0	
PGM	iPath Bloomberg Platinum	BCOMPLTR	7	0.0	
UBG	ETRACS CMCI Gold	CTGCTR	6	0.0	
GAZ	iPath Bloomberg Natural Gas	BCOMNGTR	6	0.0	✓
UAG	ETRACS CMCI Agriculture	CMAGTR	5	0.0	
CAFE	iPath Pure Beta Coffee	BCC2KCPT	5	0.1	
GRU	Elements MLCX Grains	MLCXGRTR	4	0.0	✓
JJP	iPath Bloomberg Precious Met	BCOMPRTR	4	0.1	
USV	ETRACS CMCI Silver	CTSITR	4	0.0	
CHOC	iPath Pure Beta Cocoa	BCC2CCPT	3	0.1	
UBC	ETRACS CMCI Livestock	CMLVTR	3	0.0	
JJT	iPath Bloomberg Tin	BCOMSNTR	3	0.0	
LSTK	iPath Pure Beta Livestock	BCC1LSPT	3	0.1	
JJS	iPath Bloomberg Softs	BCOMSOTR	2	0.1	
UBM	ETRACS CMCI Ind Metals	CMIMTR	2	0.0	
JJU	iPath Bloomberg Aluminum	BCOMALTR	2	0.0	
DIRT	iPath Pure Beta Agricult	BCC1AGPT	2	0.0	
UBN	ETRACS CMCI Energy	CMENTR	2	0.0	
JJE	iPath Bloomberg Energy	BCOMENTR	2	0.1	
AGF	DB Agriculture Long	DBADIX	2	0.0	
SGAR	iPath Pure Beta Sugar	BCC2SBPT	1	0.0	
FUE	Elements MLCX Biofuels	MLCXBXTR	1	0.0	
LD	iPath Bloomberg Lead	BCOMPBTR	1	0.0	
NINI	iPath Pure Beta Nickel	BCC2LNPT	1	0.0	
GRN	iPath Global Carbon	BXIIGCUT	1	0.0	
WEET	iPath Pure Beta Grains	BCC1CRPT	1	0.0	
CTNN	iPath Pure Beta Cotton	BCC2CTPT	1	0.0	

Commodities (continued)

Specific (continued)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
ONG	iPath Pure Beta Energy ETN	BCC1ENPT	$1	$0.0	
DCNG	iPath Seasonal Nat Gas	BCC2NGST	1	0.0	
BLNG	iPath Pure Beta Precious Met	BCC1PMPT	1	0.1	
CRWN	iPath Pure Beta Softs ETN	BCC1SFPT	1	0.0	
LEDD	iPath Pure Beta Lead	BCC2LLPT	1	0.0	
FOIL	iPath Pure Beta Aluminum	BCC2LAPT	1	0.0	
CUPM	iPath Pure Beta Copper	BCC2LPPT	1	0.0	
HEVY	iPath Pure Beta Industr Met	BCC1IMPT	0	0.0	

Currencies

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
CNY	Market Vectors Renminbi	SPCBCNY	$11	$0.0	
GBB	iPath GBP/USD	n/a	4	0.1	
ERO	iPath EUR/USD	n/a	2	0.0	
JEM	iPath GEMS Index	BXIIGEM1	2	0.0	
ICI	iPath Optimized Curr Carry	BXIICIIP	2	0.0	
JYN	iPath JPY/USD	n/a	1	0.0	
AYT	iPath GEMS Asia 8	BXIIGMA8	1	0.9	
INR	Market Vectors-Rupee/USD	SPCBINR	1	0.0	
PGD	iPath Asian&Gulf Curr Reval	BXIIGEMP	1	0.0	

Leveraged/Inverse

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
FIGY	Barc FI Enhanced Global HY	M2WDHDVD	$1,410	$1.0	
FBGX	FI Enhanced LC Growth	RU10GRTR	958	0.8	
FLGE	FI LC Growth Enhanced	RU10GRTR	872	1.5	
FIHD	FI Enhanced Glob High Yld	M2WDHDVD	563	1.6	
UGAZ	VelocityShares 3x Nat Gas	SPGSNGP	509	139.9	
FIEE	UBS FI Enhanced Europe 50	SX5PGV	442	0.8	
FEEU	Barc FI Enhanced Europe 50	SX5PGV	384	0.6	
MORL	ETRACS 2x Mortgage REIT	MVMORT	280	4.7	
BDCL	ETRACS 2x Lng WF Bus Dev	WFBDCPX	271	3.0	
USLV	VelocityShares 3x Silver	SPGSSIP	223	25.3	
FIEU	CS FI Enhanced Europe 50	SX5PGV	219	0.3	
CEFL	ETRACS Mon 2xLev ClsdEndFd	YLDA	217	3.7	
UWT	VelocityShrs 3x Long Crude	SPGSCLP	204	74.1	
DGAZ	VelocityShrs 3x Inv NatGas	SPGSNGP	120	89.4	
DGP	DB Gold Double Long	DGLDIX	107	1.0	
UGLD	VelocityShares 3x Gold	SPGSGCP	88	5.7	
MLPZ	ETRACS 2xMonthly Lev S&P MLP	SPMLP	79	0.0	
DWT	VelocityShrs 3x Inv Crude	SPGSCLP	61	40.1	
DVYL	ETRACS Mnthly 2x DJ SelDiv	DJDVP	57	0.3	
DTO	DB Crude Oil Double Short	DBODIXX	55	2.1	
MLPQ	ETRACS 2xMth Lev Alerian MLP	AMZI	53	0.2	
DTYS	iPath US Treas 10-YR Bear	BXIITETY	53	0.5	
FLEU	Barc ETN+ FI Enhan Europe 50	SX5PGV	51	0.5	
SPLX	ETRACS 2xLeverag SP5 TR	SPXT	39	0.0	
DZZ	DB Gold Double Short	DGLDIX	35	0.7	
REML	X-Links Mthly 2x Mort REIT	FNMRC	27	0.0	
SDYL	ETRACS Mnthly 2x S&P Div	SPHYDA	27	0.1	
AMJL	X-Links 2xLev Alerian MLP	AMZ	27	0.0	
SMHD	ETRACS Monthly 2xLev US SC	SOLSMHD	27	0.3	
LRET	ETRACS 2xLev MSCI US REIT	RMZ	27	0.1	
DRR	Market Vectors Dbl Sh Euro	DSHRTEUR	26	0.2	
LMLP	ETRACS 2xLev WF MLP ExEner	MLPXEPX	26	0.4	
WTID	ProShares 3x Inverse Crude	BCOMCL	26	0.2	
WTIU	ProShares 3x Long Crude	BCOMCL	23	0.3	
HOML	ETRACS 2xLev ISE Homebuild	RUFTR	23	0.0	
DVHL	ETRACS Mon 2x Dvsfd Hi Inc	NYDVHI	22	0.2	
LBDC	ETRACS 2X Wells Fargo BusDev	WFBDCPX	21	0.0	
DLBS	iPath US Treas Lng Bd Bear	BXIITEUS	21	0.1	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.

* Opt. denotes US listed options trading available on the underlying security.

US ETF & ETN Guide January 2017 | 21

ETNs

ETNs

Exchange Traded Notes (ETNs)

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Leveraged/Inverse (continued)					
DGZ	DB Gold Short	DGLDIX	$18	$0.5	
TAPR	Barclays Inv US Treas Comp	BXIITAG	17	0.0	
MRRL	ETRACS 2X Mortgage REIT SerB	MVMORT	16	0.1	
FIEG	UBS FI Enhanced Global HY	M2WDHDVD	14	0.4	
DGLD	VelocityShares 3x Inv Gold	SPGSGCP	13	2.7	
DAG	DB Agriculture Double Long	DBADIX	9	0.1	
DSLV	VelocityShares 3x Inv Silv	SPGSSIP	9	3.7	
SZO	DB Crude Oil Short	DBODIXX	8	0.1	
DTUS	iPath US Treas 2-YR Bear	BXIITETU	8	0.6	
FIBG	CS FI Enhanced Big Cap Gro	RU10GRTR	6	0.0	
MLPS	ETRACS UBS 1xM Shrt MLP	AMZIX	5	0.0	
BDD	DB Base Metals Double Long	DBBMIX	4	0.0	
DFVS	iPath US Treas 5-YR Bear	BXIITEFV	2	0.0	
DYY	DB Commodity Double Long	DBCDIX	2	0.0	
MFLA	iPath Lng Enhanc MSCI EAFE	NDDUEAFE	2	0.0	
URR	Mrkt Vctrs Double Long Euro	DLONGEUR	2	0.0	
SFLA	iPath LX S&P 500 TR	SPTR	2	0.0	
EMSA	iPath Sh Enhanc MSCI Emer	NDUEEGF	2	0.0	
RTLA	iPath LX Russell 2000	RU20INTR	2	0.0	
EMLB	iPath Long Enhanced MSCI EM	NDUEEGF	1	0.0	
ROLA	iPath Long Extended R1000	RU10INTR	1	0.0	
BOM	DB Base Metals Double Short	DBBMIX	1	0.0	
DDP	DB Commodity Short	DBCDIXX	1	0.0	
BOS	DB Base Metals Short	DBBMIX	1	0.0	
DEE	DB Commodity Double Short	DBCDIXX	1	0.0	
AGA	DB Agriculture Double Short	DBADIX	1	0.0	
ADZ	DB Agriculture Short	DBADIX	1	0.0	
Volatility					
VXX	iPATH SP500 VIX ST Future	SPVXSTR	$1,102	$1,118.3	✓
XIV	VelocityShares Inv VIX ShTrm	SPVXSP	667	812.5	
VQT	Barclays ETN+ S&P Veqtor	SPVQDTR	205	0.7	
TVIX	VelocityShares 2x VIX ShTrm	SPVXSP	190	143.1	
ZIV	VelocityShares Inv VIX MdTrm	SPVXMP	79	1.9	
GLDI	CS X-Links Gold Sh Cov Call	QGLDI	51	0.5	✓
SLVO	CS X-Links Slvr Sh Cov Call	QSLVO	42	0.5	
XIVH	VelocityShrs VIX Sh Vol Hdg	SPVXVHST	41	0.0	
VXZ	iPATH SP500 VIX MT Future	SPVXMTR	39	5.0	✓
LSVX	VelocityShrs VIX Variab L/S	SPVXVST	28	0.0	
BSWN	VelocityShrs VIX Tail Risk	SPVXTRST	23	0.0	
XVZ	iPath S&P 500 Dynamic VIX	SPDVIXTR	12	0.1	
VIIX	VelocityShares VIX ShTrm	SPVXSP	9	4.2	✓
BWV	iPath CBOE SP500BuyWrite	BXM	9	0.0	
TVIZ	VelocityShares 2x VIX MdTrm	SPVXMP	1	0.1	
VIIZ	VelocityShares VIX MdTrm	SPVXMP	1	0.0	
IVOP	iPath Inv SP5 VIX ShrtTerm	SPVXSP	1	0.0	
XXV	iPath Inv SP500 VIX ShrtTrm	SPVXSP	0	0.0	
Other					
AMJ	JPMorgan Alerian MLP	AMZ	$3,795	$61.0	✓
MLPI	UBS ETRACS Alerian MLP Infr	AMZI	2,405	10.7	✓
ATMP	Barclays ETN+ Select MLP	BXIIATMP	468	1.8	
AMU	ETRACS Alerian MLP Index	AMZ	431	1.5	
INP	iPath MSCI India	NDEUSIA	192	0.4	✓
IMLP	iPath S&P MLP	SPMLP	172	0.9	✓
DIVC	C-Trck Mllr/Hwrd Str DivRein	MHDT	119	0.0	
MLPC	C-Tracks M/H MLP Fundam	MLPMP	118	0.1	
BDCS	ETRACS Wells Fargo Bus Dev	WFBDCPX	81	0.4	
MLPO	Credit Suisse S&P MLP	SPMLP	80	0.0	
MLPY	MS Cushing MLP High Income	MLPY	60	0.0	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol[1] ($MM)	Opt.*
Other (continued)					
BMLP	BMO Elkhorn DWA MLP Select	DWAMLP	$53	$0.0	
CAPE	Barclays ETN+ Shiller CAPE	BXIICCST	46	0.3	
MLPB	ETRACS Alerian MLP Infrastr	AMZI	42	0.0	
DOD	Elements Dogs of the Dow	MUTR	35	0.2	
BDCZ	ETRACS Wells Fargo BusDev	WFBDCPX	34	0.0	
WIL	Barclays Women in Leadership	BXIIWILT	32	0.0	
HDLV	ETRACS Mnthly 2x HiDivLowVol	SOLHDLV	32	0.2	
AMUB	ETRACS Alerian MLP	AMZ	30	0.0	
RODI	Barclays Return on Disablty	RODITR	28	0.0	
MLPE	CTrck Miller/Hwrd MLP Fdmt	MLPMP	24	0.0	
MLPG	UBS ETRACS Nat Gas MLP	ANGI	23	0.0	
CSLS	CS X-Links Lng/Shrt Equity	CSLABLN	21	0.2	
WMW	Elements Mrngstr Wide Moat	MWMFTR	18	0.1	
YGRO	RBC Yorkville MLP	YGMLL	16	0.1	
GCE	Claymore CEF GS Connect	CLMRCEF	8	0.0	
MLTI	CS X-Links Multi-Asset Hilnc	NYMLTI	7	0.0	
DLBL	iPath US Treas Long Bd Bull	BXIITEUS	6	0.0	
DTYL	iPath US Treas 10-YR Bull	BXIITETY	5	0.0	
DFVL	iPath US Treasury 5-Yr Bull	BXIITEFV	5	0.0	
TALL	RBC S&P 500 Trend Allocator	SPTRALUP	5	0.0	
DTUL	iPath US Treas 2-YR Bull	BXIITETU	4	0.0	
FLAT	iPath US Treas Flattener	BXIIUSTP	3	0.4	
STPP	iPath US Treas Steepener	BXIIUSTP	3	0.6	
EEH	Elements LC Sector Momnt	SPBNPSP	2	0.0	

1. All average volume calculations in this guide were calculated over the period between July 11, 2016 to January 11, 2017.

* Opt. denotes US listed options trading available on the underlying security.

22 | US ETF & ETN Guide January 2017

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Accordingly Barclays is under no obligation to, and shall not, determine the suitability for you of the transaction described herein. You must determine, on your own behalf or through independent professional advice, the merits, terms, conditions and risks of the transaction described herein. Barclays is not responsible for information stated to be obtained or derived from third party sources or statistical services. Any past or simulated past performance including back-testing, modeling or scenario analysis contained herein is no indication as to future performance. No representation is made as to the accuracy of the assumptions made within, or completeness of, any modeling, scenario analysis or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may also fluctuate as a result of market changes. Barclays is not obliged to inform the recipients of this communication of any change to such opinions or estimates. This document is being directed at persons who are professionals and is not intended for retail customer use. For important regional disclosures you must read, visit the link relevant to your region. Please contact your Barclays representative if you are unable to access. EMEA https://www.home.barclays/disclosures/important-emea-disclosures.html APAC https://www.home.barclays/disclosures/important-apac-disclosures.html US https://www.home.barclays/disclosures/important-us-disclosures.html This communication is confidential and is for the benefit and internal use of the recipient for the purpose of considering the securities/transaction described herein, and no part of it may be reproduced, distributed or transmitted without the prior written permission of Barclays. Barclays offers premier investment banking products and services to its clients through Barclays Bank PLC. Barclays Bank PLC is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority and is a member of the London Stock Exchange. Barclays Bank PLC is registered in England No. 1026167 with its registered office at 1 Churchill Place, London E14 5HP. Barclays Capital Securities Limited is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority and is a member of the London Stock Exchange. Barclays Capital Securities Limited is registered in England No. 1929333 with its registered office at 1 Churchill Place, London E14 5HP. Barclays Capital Inc. is a US registered broker/dealer affiliate of Barclays Bank PLC and a member of SIPC, FINRA and NFA. Barclays Capital Inc. operates out of 745 Seventh Avenue, New York, NY 10019. Where required pursuant to applicable US laws, rules and/or regulations, Barclays Capital Inc. accepts responsibility for the distribution of this document in the United States to US Persons. Where a communication is being directed at persons who are professionals, it is directed at institutional investors in the US as defined by FINRA Rule 2210(a)(4). © Copyright Barclays Bank PLC, 2017 (all rights reserved). Selected Risk Considerations An investment in the Barclays ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on a US national securities exchange, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 20,000, 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Options involve risk and are not suitable for all investors. Prior to entering into an options transaction, you should have received, read and understand the options risk disclosure document entitled “Characteristics and Risks of Standardized Options” available via the following link: http://www.theocc.com/about/publications/character-risks.jsp or by contacting your Barclays sales representative. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free +1 212 528 7990, or you may request a copy from any other dealer participating in the offering. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. © 2017 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners. 2299-22AN-11/10 CSNY590804 v2 | February 2017 Not FDIC Insured l No Bank Guarantee l May Lose Value

2017 Options Expiration Calendar January February March W 1 8 S 1 8 15 22 29 M 2 9 16 23 30 T 3 10 17 24 31 W 4 11 T 5 12 F 6 13 S 7 14 21 28 S M T W 1 8 T 2 9 F 3 10 S 4 11 18 25 S M T T 2 9 F 3 10 S 4 11 18 25 5 12 19 26 6 13 20 27 7 14 21 28 5 12 19 26 6 13 20 27 7 14 21 28 15 25 26 27 22 23 24 23 30 24 29 April W May W 3 10 June W S M T T F S 1 8 15 22 29 S M 1 8 15 22 29 T 2 9 16 23 30 T 4 11 F 5 12 S 6 13 20 27 S M T T 1 8 F 2 9 S 3 10 17 24 2 9 16 23 30 3 10 17 24 4 11 18 25 5 12 6 13 7 14 7 14 21 28 4 11 18 25 5 12 19 26 6 13 20 27 7 14 24 25 31 26 22 23 26 27 28 28 29 July W August September S M T T F S 1 8 15 22 29 S M T 1 8 15 22 29 W 2 9 T 3 10 F 4 11 S 5 12 19 26 S M T W T F 1 8 S 2 9 16 23 30 2 9 16 23 30 3 10 17 24 31 4 11 18 25 5 12 6 13 7 14 6 13 20 27 7 14 21 28 3 10 17 24 4 11 18 25 5 12 19 26 6 13 7 23 30 24 31 25 21 28 22 26 27 28 27 October November December S 1 8 15 22 29 M 2 9 16 23 30 T 3 10 17 24 31 W 4 11 T 5 12 F 6 13 S 7 14 21 28 S M T W 1 8 T 2 9 F 3 10 S 4 11 18 25 S M T W T F 1 8 S 2 9 16 23 30 5 12 19 26 6 13 20 27 7 14 21 28 3 10 17 24 31 4 11 18 25 5 12 19 26 6 13 7 25 26 27 22 29 23 30 24 21 28 22 27 Expiring equity and P.M. settled index options cease trading. Expiring cash-settled currency options cease trading at 12:00pm ET Quarterly expiration date Equity, index, and cash-settled currency options expiration date1 Exchange holiday (additional holidays may be announced) VIX expiration date A.M. settled index options cease trading 2019/2020 Equity LEAPS® added Bank holiday 1Equity LEAPS® expire in January. Index LEAPS® expire in December, January, and June. NOTE: Dates are accurate as of December 2015 and are subject to change. Weekly expirations occur every Friday with the exception of Standard Expiration Fridays and where there is an exchange holiday. If an exchange holiday is on a Friday, expiration and expiration processing will be moved to the preceding Thursday. In 2017, an exchange holiday occurs on Good Friday, April 14. 29 20 14 15 16 18 19 15 17 20 29 20 19 20 21 14 16 17 15 18 30 21 19 20 21 15 17 18 16 19 31 22 16 15 16 18 19 17 17 20